                                                                    EXHIBIT: 2.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
------------------------------------x
In re                              :           Chapter 11
                                   :
CORECOMM NEW YORK, INC., et al.,   :           Case No. 04-10214 (PCB)
                                   :
           Debtors.                :           (Jointly Administered)

-----------------------------------x

                     DEBTORS' MODIFIED SECOND AMENDED JOINT
                   PLAN OF REORGANIZATION UNDER CHAPTER 11 OF
                 THE BANKRUPTCY CODE, DATED AS OF APRIL 13, 2005

                                              WILLKIE FARR & GALLAGHER LLP
                                              787 Seventh Avenue
                                              New York, New York 10019
                                              (212) 728-8000
                                              Counsel to the Debtors and
                                              Debtors-in-Possession

Dated: New York, New York
       April 13, 2005

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
-----------------------------------x
In re                              :           Chapter 11
                                   :
CORECOMM NEW YORK, INC., et al.,   :           Case No. 04-10214 (PCB)
                                   :
           Debtors.                :           (Jointly Administered)
-----------------------------------x

              DEBTORS' SECOND AMENDED JOINT PLAN OF REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

      Corecomm New York, Inc. and each of its affiliates, as debtors and debtors in possession, propose the following joint plan of reorganization under section 1121(a) of title 11 of the United States Code:

                                   ARTICLE I

                      DEFINITIONS AND CONSTRUCTION OF TERMS

      Definitions. As used herein, the following terms have the respective meanings specified below:

      1.01. 10.75% Convertible PIK Notes means the 10.75% Unsecured Convertible PIK Notes issued in 2002 by CCL and ATX as co-obligors in the aggregate principal amount of $15 million.

      1.02. Access Provider means an entity or agent thereof providing telecommunications services, including, but not limited to, exchange access, interconnection, and/or network elements to any of the Debtors pursuant to one or more executory contracts and/or Tariffs.

      1.03. Administrative Expense Claim means any right to payment constituting a cost or expense of administration of any of the Chapter 11 Cases under Bankruptcy Code sections 503(b) and 507(a)(1), including, without limitation, any actual and necessary costs and expenses of preserving the estates of the Debtors, any actual and necessary costs and expenses of operating the business of the Debtors, any indebtedness or obligations incurred or assumed by the Debtors in Possession in connection with the conduct of their business, including, without limitation, for the acquisition or lease of property or an interest in property or the rendition of services, and all compensation and reimbursement of expenses to the extent Allowed by the Bankruptcy Court under Bankruptcy Code section 330 or 503. Any fees or charges assessed against the estates of the Debtors under section 1930 of chapter 123 of title 28 of the United States Code shall be excluded from the definition of Administrative Expense Claim and shall be paid in accordance with Section 15.05 of the Plan.

      1.04. Allowed means, with reference to any Claim against the Debtors, (i) any Claim that has been listed by the Debtors in their respective Schedules, as such Schedules may be amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and for which no contrary proof of claim has been filed; provided, however, that any such Claim listed in the Schedules that has been paid by the Debtors after the Petition Date pursuant to order of the Bankruptcy Court shall not be considered an Allowed Claim, (ii) any Claim allowed hereunder, (iii) any Claim that is not Disputed, (iv) any Claim that is compromised, settled, or otherwise resolved pursuant to the authority granted to the Reorganized Debtors pursuant to a Final Order of the Bankruptcy Court or under the Plan, or (v) any Claim that, if Disputed, has been Allowed by Final Order; provided, however, that Claims allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court shall not be considered "Allowed Claims" hereunder. Unless otherwise specified herein or by order of the Bankruptcy Court, "Allowed Administrative Expense Claim" or "Allowed Claim" shall not, for any purpose under the Plan, include interest on such Administrative Expense Claim or Claim from and after the Petition Date.

      1.05. ASR means a request conveyed to an Access Provider either electronically or in writing pursuant to which a Debtor has made an affirmative election to purchase or lease from such Access Provider services, interconnection, and/or network elements for use in providing service to the requesting Debtor's end-user customers. Solely for purposes of the Plan, an ASR does not include the receipt of services, interconnection, and/or network elements that a Debtor has not elected to receive by affirmative request and for which charges may be assessed based upon the demand of a Debtor's end-user customers, such as switched access or switching usage. Such services, interconnection and/or network elements shall be treated as Tariff Services. Solely for purposes of the Plan, ASRs under which the Debtor committed to purchase certain non-usage sensitive telecommunications services, interconnection, and/or network elements for a period of thirty (30) days or less are excluded from this definition of ASR and shall be treated as Tariff Services.

      1.06. ATX means ATX Communications, Inc., a Delaware corporation, which is a holding company and the direct or indirect parent corporation of each of the Debtors, and is itself a Debtor.

      1.07. Avoidance Actions shall have the meaning set forth in Section 12.09 of this Plan.

      1.08. Ballot means the form distributed to each holder of an impaired Claim that is entitled to vote to accept or reject the Plan, on which is to be indicated acceptance or rejection of the Plan.

      1.09. Bankruptcy Code means title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Cases.

      1.10. Bankruptcy Court means the United States Bankruptcy Court for the Southern District of New York having jurisdiction over the Chapter 11 Cases.

      1.11. Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, and any Local Rules of the Bankruptcy Court.

      1.12. Bar Date means, as applicable, (i) for all persons and entities other than governmental units, May 24, 2004 at 5:00 p.m. prevailing Eastern time and (ii) for governmental units, July 13, 2004 at 5:00 p.m. prevailing Eastern time, the dates and times established by the Bankruptcy Court as deadlines to file proofs of claim against the Debtors.

      1.13. Business Day means any day other than a Saturday, Sunday, or any other day on which commercial banks in New York, New York are required or authorized to close by law or executive order.

      1.14. Cash means legal tender of the United States of America.

      1.15. Causes of Action means, without limitation, any and all actions, causes of action, Avoidance Actions, controversies, liabilities, obligations, rights, suits, damages, judgments, Claims, and demands whatsoever owned by any of the Debtors, whether known or unknown, reduced to judgment, liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, secured or unsecured, whether assertable directly, indirectly, derivatively or in any representative or other capacity, existing or hereafter arising, in law, equity, or otherwise, based in whole or in part upon any act, failure to act, error, omission, transaction, occurrence or other event arising or occurring prior to the Petition Date or during the course of the Chapter 11 Cases, including through the Effective Date.

      1.16. Cash Collateral Stipulation means, collectively, (i) the Stipulation Re Interim Use Of Cash Collateral between the Debtors and Leucadia National Corporation, dated as of January 16, 2004, which was approved by a Bankruptcy Court Order dated January 23, 2004, as amended, modified or extended from time to time and (ii) any stipulation regarding final use of cash collateral as agreed to by the Debtors and Leucadia National Corporation and approved by the Court.

      1.17. CCL means CCL Historical, Inc.

      1.18. Chapter 11 Cases means the cases under chapter 11 of the Bankruptcy Code commenced by the Debtors which are being jointly administered under case caption In re Corecomm New York, Inc., et al., Chapter 11 Case No. 04-10214
(PCB), which are currently pending before the Bankruptcy Court.

      1.19. Claim shall have the meaning set forth in Bankruptcy Code section
101.

      1.20. Class means a category of holders of Claims or Equity Interests as set forth in Article III of the Plan.

      1.21. Class 7 Cash Amount means $7,000,000.00 in Cash, plus such amount, if any, added to the Class 7 Cash Amount pursuant to Section 6.20 of the Plan.

      1.22. Collateral means any property or interest in property of the estates of the Debtors subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance or otherwise invalid under the Bankruptcy Code or applicable state law.

      1.23. Collateral Agent means JPMorgan Chase Bank, in its capacity as Collateral Agent under the Credit Agreement.

      1.24. Committee means the statutory committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code, which currently consists of the following entities: Verizon; PTV, Inc.; AT&T Corp.; GECC; Alltel Communications Products, Inc.; Oakbrook Estates; SBC; HSBC Bank USA; and USAC.

      1.25. Committee Complaint means that certain adversary proceeding commenced by the Committee against Leucadia National Corporation and JPMorgan Chase, Adv. No. 04-04381-pcb.

      1.26. Company means ATX together with its 32 direct and indirect domestic Debtor Subsidiaries.

      1.27. Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket.

      1.28. Confirmation Hearing means the hearing held by the Bankruptcy Court to consider confirmation of the Plan pursuant to Bankruptcy Code section 1129, as such hearing may be adjourned or continued from time to time.

      1.29. Confirmation Order means the order of the Bankruptcy Court confirming the Plan pursuant to Bankruptcy Code section 1129.

      1.30. Convenience Claim means any Claim of $5,000 or less or exceeding $5,000 that the holder voluntarily reduces to $5,000 in a timely submitted and properly completed Ballot, or in such other form and at such other time as may be agreed to by the Debtors or the Reorganized Debtors in their sole discretion, that would otherwise be a Class 7 General Unsecured Claim.

      1.31. Convertible Notes means the 6% Convertible Subordinated Notes issued by CCL in the original principal amount of $175,000,000.00.

      1.32. Convertible Notes Securities Litigation Claims means any Securities Litigation Claims arising from or relating to the Indenture and/or the Convertible Notes.

      1.33. Credit Agreement means the Credit Agreement dated as of September 28, 2000, as amended and restated as of April 11, 2001; and thereafter amended on October 31, 2001; December 14, 2001; March 29, 2002; March 31, 2003; and
December 19, 2003, by and among CCL Historical, Inc., formerly named CoreComm Limited, ATX Communications, Inc., formerly named CoreComm Holdco, Inc., CoreComm Communications, Inc., the guarantors of the obligations under the Credit Agreement, and the lenders and agent party thereto.

      1.34. Customer Claims means all deposits or credit balances of retail customers of the Debtors to the extent that such deposits or credits (i) were held or due and payable by a Debtor as of the Petition Date and (ii) were not otherwise subject to reduction or offset on account of amounts owed to a Debtor for services rendered to such customer prior to and/or after the Petition Date.

      1.35. Customer Contracts means any written agreement between any of the Debtors, on the one hand, and, on the other hand, any other person or entity under which such person or entity is obligated to purchase, receive and/or pay for any goods or services received from the Debtors, including, without limitation, all contracts bearing the name as "Guaranteed Savings Plan" and related documents.

      1.36. Debtors in Possession means the Debtors in their capacity as debtors in possession in the Chapter 11 Cases pursuant to Bankruptcy Code sections 1101, 1107(a), and 1108.

      1.37. Debtors means each of the entities listed on Exhibit A to the Plan.

      1.38. DIP Facility means the Post-Petition Term Loan And Security Agreement dated as of October 1, 2004, in the original principal amount of $5.0 million, between the Debtors, as borrowers, and Leucadia National Corporation, as lender, as may be amended from time to time, approved by Bankruptcy Court order dated September 15, 2004.

      1.39. Disbursing Agent means, for purposes of making distributions under the Plan, one or more of the Reorganized Debtors or a designee thereof (including, but not limited to, Donlin Recano & Company, Inc.).

      1.40. Disclosure Statement means the disclosure statement relating to the Plan, including, without limitation, all exhibits and schedules thereto, as approved by the Bankruptcy Court pursuant to Bankruptcy Code section 1125.

      1.41. Disputed means, with reference to any Claim, (i) any Claim proof of which was timely and properly filed, and in such case or in the case of an Administrative Expense Claim, any Administrative Expense Claim or Claim which is disputed under the Plan or as to which the Debtors have interposed a timely objection and/or request for estimation in accordance with section 502(c) of the Bankruptcy Code and Bankruptcy Rule 3018, which objection and/or request for estimation has not been withdrawn or determined by a Final Order, and (ii) any Claim, proof of which was required to be filed by order of the Bankruptcy Court but as to which a proof of claim was not timely or properly filed.

      1.42. [Intentionally Omitted]

      1.43. Distribution Record Date means the Confirmation Date.

      1.44. Effective Date, means the first (1st) Business Day on which the conditions specified in Section 13.01 of the Plan have been satisfied or waived.

      1.45. Equity Interest means any share of common or preferred stock or other instrument evidencing an ownership interest in any of the Debtors, whether or not transferable, and any option, warrant, or right, contractual or otherwise, to acquire any such interest.

      1.46. Equity Interests Securities Litigation Claims means any Securities Litigation Claims arising from or relating to any Equity Interest in ATX.

      1.47. Exit Facility means the new term loan credit facility in the amount of $55 million to be entered into as of the Effective Date between the Reorganized Debtors, as borrowers, and LUK CLEC LLC, as lender. The principal terms of the Exit Facility are set forth on Exhibit B annexed hereto.

      1.48. FCC means the Federal Communications Commission.

      1.49. Fee Claims have the meaning given to them in Section 2.02 of the Plan.

      1.50. Final Order means an order of the Bankruptcy Court or any other court of competent jurisdiction as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing in form and substance satisfactory to the Debtors or, on and after the Effective Date, the Reorganized Debtors, or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order of the Bankruptcy Court or other court of competent jurisdiction shall have been determined by the highest court to which such order was appealed, or certiorari, reargument, or rehearing shall have been denied and the time to take any further appeal, petition for certiorari, or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or applicable state court rules of civil procedure, may be filed with respect to such order shall not cause such order not to be a Final Order.

      1.51. GECC means General Electric Capital Corporation.

      1.52. General Unsecured Claim means any Claim other than a Leucadia DIP Claim, Administrative Expense Claim, Priority Tax Claim, Other Priority Claim, Secured Tax Claim, Leucadia Prepetition Claim, Other Secured Claim, Customer Claim, Convenience Claim, Securities Litigation Claim or Claim held by one Debtor against another Debtor.

      1.53. Indenture means the Indenture, dated as of October 6, 1999, with respect to the 6% Convertible Notes due 2006.

      1.54. Indenture Trustee means HSBC Bank USA, National Association, and any predecessors or successors thereto under the Indenture.

      1.55. Indenture Trustee Charging Lien means any Lien or other priority in payment arising prior to the Effective Date to which the Indenture Trustee is entitled, pursuant to the Indenture, against distributions to be made to holders of Convertible Notes Claims for payment of any Indenture Trustee Fee.

      1.56. Indenture Trustee Fee means the reasonable compensation, fees, expenses, disbursements and indemnity claims, including, without limitation, attorneys' and agents' fees, expenses and disbursements, incurred by the Indenture Trustee, whether prior to or after the Petition Date and whether prior to or after the consummation of the Plan, in each case as and to the extent permitted by the Indenture.

      1.57. [Intentionally Omitted]

      1.58. Insured Claim means any Claim arising from an incident or occurrence that is covered under the Debtors' insurance policies.

      1.59. Leucadia means, collectively, Leucadia National Corporation and its affiliates, successors and assigns.

      1.60. Leucadia DIP Claims means all Claims of Leucadia against the Debtors arising under the DIP Facility.

      1.61. Leucadia Prepetition Claims means all Claims of Leucadia against the Debtors, including Claims arising under the Credit Agreement, other than the Leucadia DIP Claims.

      1.62. Lien shall have the meaning set forth in Bankruptcy Code section
101.

      1.63. LSR means a request conveyed to an Access Provider either electronically or in writing pursuant to which a Debtor has made an affirmative election to purchase or lease from such Access Provider services, interconnection and/or network elements for use in providing service to the requesting Debtor's end-user customers. Solely for purposes of the Plan, an LSR does not include the receipt of services, interconnection, and/or network elements that the Debtor has not elected to receive by affirmative request and for which charges may be assessed based upon the demand of a Debtor's end-user customers, such as switched access or switching usage. Such services, interconnection and/or network elements shall be treated as Tariff Services. Solely for purposes of the Plan, LSRs under which the Debtor committed to purchase certain non-usage sensitive telecommunications services, interconnection, and/or network elements for a period of thirty (30) days or less are excluded from this definition of LSR and shall be treated as Tariff Services.

      1.64. Management Transition Arrangements shall mean the terms of the management transition arrangements, which terms shall be filed as part of the Plan Supplement, with respect to the management changes described in Section 11.02(b) of the Plan.

      1.65. Management Restricted Stock shall have the meaning set forth in
Section 11.05 of the Plan.

      1.66. New Common Stock means the common stock of Reorganized ATX authorized and to be issued pursuant to the Plan. The New Common Stock shall have a par value of $0.01 per share and such rights with respect to dividends, liquidation, voting, and other matters as are provided for by applicable nonbankruptcy law and in the Reorganized ATX Certificate of Incorporation and the Reorganized ATX By-laws. Leucadia National Corporation and/or an affiliated designee will own 100% of the New Common Stock issued on the Effective Date, except for Management Restricted Stock that may be issued on the Effective Date pursuant to the New Management Restricted Stock Plan. It presently is contemplated that the New Common Stock to be issued to Leucadia National Corporation and/or its affiliated designee will be issued to LUK CLEC LLC, which in turn is expected to be owned 95% by Leucadia National Corporation and 5% by JADM Ventures, LLC.

      1.67. New Management Restricted Stock and Severance Plans means, collectively, the (a) management restricted stock plan (the "New Management Restricted Stock Plan") to be adopted by Reorganized ATX, which shall be in substantially the form contained in the Plan Supplement and shall provide for the grant of up to 15% of the New Common Stock to certain members of senior management over the first three years after the Effective Date, and (b) the management severance plan (the "New Management Severance Plan") to be adopted by Reorganized ATX, which shall be in substantially the form to be contained in the Plan Supplement and shall provide for a going forward severance program to certain members of senior management as set forth in the Plan Supplement.

      1.68. New Promissory Notes means the Promissory Notes and Guaranties to be issued pursuant to Section 5.02 hereof to the persons and entities identified on Exhibit C hereto. The terms and conditions of the New Promissory Notes, which shall be issued by Reorganized ATX and guaranteed by certain Reorganized Debtors, shall be substantially similar in all material respects to those contained in the form of the New Promissory Note to be filed as part of the Plan Supplement.

      1.69. New Senior Note means the note to be issued to Leucadia National Corporation pursuant to Section 4.04(b) hereof. The New Senior Note shall have an aggregate face amount equal to $55 million, comprised of (x) $25 million in face amount in partial satisfaction of the Leucadia Prepetition Claims, plus (y) $30 million in face amount of new borrowings under the Exit Facility on the Effective Date. The terms and conditions of the New Senior Note shall be substantially similar in all material respects to those contained in the form of the New Senior Note to be filed as part of the Plan Supplement.

      1.70. Old Common Stock means the common stock Equity Interests in ATX.

      1.71. Other Equity Interests means any Equity Interests in ATX other than Old Common Stock.

      1.72. Other Priority Claim means any Claim, other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in right of payment under Bankruptcy Code section 507(a).

      1.73. Other Secured Claim means any Secured Claim, other than a Secured Tax Claim or the Leucadia Prepetition Claims.

      1.74. Personal Injury Claim means any Claim against any of the Debtors, whether or not the subject of an existing lawsuit, arising from a personal injury or wrongful death allegation. A Personal Injury Claim may also be an Insured Claim.

      1.75. Petition Date means January 15, 2004 with respect to the Debtors identified on Exhibit A hereto, other than CoreComm Maryland, Inc., and March 10, 2004 with respect to CoreComm Maryland, Inc.

      1.76. Plan means this chapter 11 plan of reorganization, including the Plan Supplement and all exhibits, supplements, appendices, and schedules hereto, either in its present form or as the same may be altered, amended, or modified from time to time.

      1.77. Plan Documents means those documents necessary to effectuate the Plan following entry of the Confirmation Order, including those documents listed in
Section 15.08 of the Plan and to be contained in the Plan Supplement.

      1.78. Plan Supplement means the document containing the forms of documents specified in Section 15.08 of the Plan.

      1.79. Priority Tax Claim means any Claim of a governmental unit of the kind specified in Bankruptcy Code sections 502(i) and 507(a)(8).

      1.80. Pro Rata means proportionate, so that, for example, the ratio of (a) the consideration distributed on account of an Allowed Claim to: (b) the amount of the Allowed Claim is the same as the ratio of (a) the consideration distributed on account of all Allowed Claims in such Class to: (b) the amount of all Allowed Claims in that Class.

      1.81. Released Parties shall have the meaning set forth in Section 12.06 of this Plan.

      1.82. Reorganized ATX means ATX on and after the Effective Date.

      1.83. Reorganized ATX By-laws means the amended and restated by-laws of Reorganized ATX, which shall be in substantially the form contained in the Plan Supplement.

      1.84. Reorganized ATX Certificate of Incorporation means the amended and restated certificate of incorporation of Reorganized ATX, which shall be in substantially the form contained in the Plan Supplement.

      1.85. Reorganized Debtors means, collectively, each of the Debtors on and after the Effective Date.

      1.86. SBC means, collectively, SBC and the SBC Midwest ILECs (each as defined in the SBC Settlement Agreement).

      1.87. SBC Adequate Assurance Stipulation shall mean that certain "Stipulation and Order for Adequate Assurance of Payment to Certain of the Incumbent Local Exchange Carrier Affiliates of SBC Telecommunications, Inc. Under Section 366 of the Bankruptcy Code" approved by the Bankruptcy Court on or about March 31, 2004.

      1.88. SBC Settlement Agreement shall mean that certain settlement agreement between the Debtors, SBC and Leucadia National Corporation. A partially redacted copy of the SBC Settlement Agreement will be contained in the Plan Supplement.

      1.89. Schedules means the schedules of assets and liabilities, the lists of holders of Equity Interests, and the statements of financial affairs filed by the Debtors pursuant to Bankruptcy Code section 521 and Bankruptcy Rule 1007, and all amendments and modifications thereto filed with the Bankruptcy Court through and including the Confirmation Date.

      1.90. Section 510(b) and Other Subordinated Claims means (i) all Convertible Notes Securities Litigation Claims, and (ii) to the extent permitted by applicable law and after notice and a hearing, all fines, penalties, Claims for disgorgement, or order of restitution against the

Debtors; provided, however, that in accordance with 18 U.S.C. Section 3613(e) nothing herein shall apply to any fine, penalty, Claim for disgorgement, or order of restitution entered or ordered in connection with any criminal action or criminal proceeding by the United States.

      1.91. Secured Claim means any Claim (i) to the extent reflected in the Schedules or upon a proof of claim as a Secured Claim, which is secured by a Lien on Collateral to the extent of the value of such Collateral, as determined in accordance with Bankruptcy Code section 506(a) or (ii) that is subject to a valid right of setoff pursuant to Bankruptcy Code section 553.

      1.92. Secured Tax Claim means any Secured Claim that, absent its secured status, would be entitled to priority in right of payment under Bankruptcy Code section 502(i) or 507(a)(8).

      1.93. Securities Litigation Claim means any Claim against any of the Debtors, whether or not the subject of an existing lawsuit, (i) arising from rescission of a purchase or sale of shares or notes, or any other securities of any of the Debtors or an affiliate of any of the Debtors, (ii) for damages arising from the purchase or sale of any such security, (iii) for violations of the securities laws, misrepresentations, or any similar Claims, including, to the extent related to the forgoing or otherwise subject to subordination under Bankruptcy Code section 510(b), but not limited to, any attorneys' fees, other charges, or costs incurred on account of the forgoing Claims, or (iv) except as otherwise provided for in the Plan, for reimbursement, contribution, or indemnification allowed under Bankruptcy Code section 502 on account of any such Claim, including Claims based upon allegations that the Debtors made false and misleading statements and engaged in other deceptive acts in connection with the sale of securities.

      1.94. Subsidiary means (i) any corporation, association, or other business entity of which more than fifty (50%) percent of the total voting power of shares or other voting securities outstanding thereof is at the time owned or controlled, directly or indirectly, by ATX or one or more of the other Subsidiaries of ATX (or any combination thereof) and (ii) any partnership or limited liability company (A) the sole general partner, the managing general partner, or the managing member of which is ATX or one or more of the other Subsidiaries of ATX (or any combination thereof) or (B) the only general partners or members of which are ATX or one or more of the other Subsidiaries of ATX (or any combination thereof).

      1.95. Tariff means a public document filed with the FCC or a state regulatory authority that describes the services, including the rates, terms and conditions, offered by a provider of telecommunications service to all potential customers.

      1.96. Tariff Services means telecommunications services, interconnection and/or network elements offered by an Access Provider pursuant to a Tariff. Solely for purposes of the Plan, the obligation of an Access Provider to provide Tariff Services shall not be treated as an executory contract except to the extent expressly specified in an ASR or LSR.

      1.97. Tax Code means the Internal Revenue Code of 1986, as amended.

      1.98. Trading Order means the Order To Enforce The Automatic Stay And Establish Notification And Procedures For Trading In Equity Securities, entered by the Bankruptcy Court on February 5, 2004.

      1.99. USAC means Universal Service Administrative Company.

      1.100. Verizon shall have the meaning set forth in the Verizon Settlement Agreement.

      1.101. Verizon Adequate Assurance Stipulation shall mean that certain "Stipulation and Order for Adequate Assurance of Payment to the Operating Telephone Company Subsidiaries of Verizon Communications Inc. Under 11 U.S.C.
Section 366" approved by the Bankruptcy Court on or about July 19, 2004.

      1.102. Verizon Settlement Agreement shall mean that certain settlement agreement between the Debtors, Verizon and Leucadia National Corporation. An executed copy of the Verizon Settlement Agreement will be contained in the Plan Supplement.

      Interpretation; Application of Definitions and Rules of Construction. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and neuter. Unless otherwise specified, all section, article, schedule, or exhibit references in the Plan are to the respective
Section in, Article of, Schedule to, or Exhibit to, the Plan. The words "herein," "hereof," "hereto," "hereunder," and other words of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained in the Plan. Except for the rule contained in section 102(5) of the Bankruptcy Code, which shall not apply, the rules of construction contained in Bankruptcy Code section 102 shall apply to the construction of the Plan. A term used herein that is not defined herein, but that is used in the Bankruptcy Code, shall have the meaning ascribed to that term in the Bankruptcy Code. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions of the Plan.

                                   ARTICLE II

                           TREATMENT OF ADMINISTRATIVE
                     EXPENSE CLAIMS AND PRIORITY TAX CLAIMS

      2.01. Administrative Expense Claims. Except (i) to the extent that any entity entitled to payment of any Allowed Administrative Expense Claim agrees to a less favorable treatment or (ii) as provided in Section 2.02 of the Plan with respect to Fee Claims, each holder of an Allowed Administrative Expense Claim shall receive Cash in an amount equal to such Allowed Administrative Expense Claim on the later of the Effective Date and the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors in Possession or liabilities arising under loans or advances to or other obligations incurred by the Debtors in Possession shall be paid in full and performed by the Reorganized Debtors in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to such transactions.

      2.02. Professional Compensation and Reimbursement Claims. All entities seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date pursuant to Bankruptcy Code sections 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5)
(collectively, "Fee Claims") shall (i) file their respective final applications for allowances of compensation for services rendered and reimbursement of expenses incurred through the Effective Date by no later than the date that is forty-five (45) days after the Effective Date or such other date as may be fixed by the Bankruptcy Court and (ii) if granted such an award by the Bankruptcy Court, be paid in full in such amounts as are Allowed by the Bankruptcy Court
(A) no later than five (5) Business Days after the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim or (B) upon such other terms as may be mutually agreed upon between such holder of an Administrative Expense Claim and the Reorganized Debtors. Except to the extent satisfied by the issuance of New Promissory Notes, the Reorganized Debtors shall reserve and segregate Cash in an amount equal to accrued but unpaid Fee Claims as of the Effective Date, which Cash shall be used, until all Allowed Fee Claims have been paid in full, solely for the payment of Allowed Fee Claims. Objections to Fee Claims, if any, must be filed and served pursuant to the procedures set forth in the Confirmation Order no later than seventy-five (75) days after the Effective Date.

      2.03. Priority Tax Claims. Except to the extent that a holder of an Allowed Priority Tax Claim has been paid by the Debtors prior to the Effective Date or agrees to a different treatment, each holder of an Allowed Priority Tax Claim shall receive, at the sole option of the Reorganized Debtors, (i) Cash in an amount equal to such Allowed Priority Tax Claim on the later of the Effective Date and the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as is practicable, (ii) equal annual Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest at a fixed annual rate equal to five (5.0%) percent, over a period through the sixth (6th) anniversary of the date of assessment of such Allowed Priority Tax Claim, or (iii) upon such other terms determined by the Bankruptcy Court to provide the holder of such Allowed Priority Tax Claim deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim.

                                   ARTICLE III

                  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

      Claims, other than Administrative Expense Claims and Priority Tax Claims, and Equity Interests, are classified for all purposes, including voting, confirmation, and distribution pursuant to the Plan, as follows:

 CLASS             DESIGNATION            IMPAIRMENT    ENTITLED TO VOTE
-------    ---------------------------    ----------    ----------------
Class 1    Other Priority Claims          Unimpaired           No
Class 2    Secured Tax Claims             Unimpaired           No
Class 3    Other Secured Claims           Unimpaired           No
Class 4    Leucadia Prepetition Claims    Impaired             Yes
Class 5    Customer Claims                Unimpaired           No
Class 6    Convenience Class              Impaired             Yes

 CLASS                  DESIGNATION                  IMPAIRMENT      ENTITLED TO VOTE
--------   --------------------------------------    ----------    --------------------
Class 7    General Unsecured Claims                   Impaired     Yes
Class 8    Section 510(b) and Other Subordinated      Impaired     No (deemed to reject)
           Claims
Class 9    Old Common Stock and Other Equity          Impaired     No (deemed to reject)
           Interests in ATX
Class 10   Equity Interests Securities Litigation     Impaired     No (deemed to reject)
           Claims

                                   ARTICLE IV

                    TREATMENT OF CLAIMS AND EQUITY INTERESTS

      4.01. CLASS 1 - OTHER PRIORITY CLAIMS.

            (a) Impairment and Voting. Class 1 is unimpaired by the Plan. Each holder of an Allowed Other Priority Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

            (b) Distributions. Each holder of an Allowed Other Priority Claim shall receive Cash in an amount equal to such Allowed Other Priority Claim on the later of the Effective Date and the date such Allowed Other Priority Claim becomes an Allowed Other Priority Claim, or as soon thereafter as is practicable.

      4.02. CLASS 2 - SECURED TAX CLAIMS.

            (a) Impairment and Voting. Class 2 is unimpaired by the Plan. Each holder of an Allowed Secured Tax Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

            (b) Distributions. Except to the extent that a holder of an Allowed Secured Tax Claim has been paid by the Debtors prior to the Effective Date or agrees to a different treatment, each holder of an Allowed Secured Tax Claim shall receive, at the sole option of the Reorganized Debtors, (i) Cash in an amount equal to such Allowed Secured Tax Claim, including any interest on such Allowed Secured Tax Claim required to be paid pursuant to Bankruptcy Code section 506(b), on the later of the Effective Date and the date such Allowed Secured Tax Claim becomes an Allowed Secured Tax Claim, or as soon thereafter as is practicable or (ii) equal annual Cash payments in an aggregate amount equal to such Allowed Secured Tax Claim, together with interest at a fixed annual rate equal to five (5.0%) percent, over a period through the sixth (6th) anniversary of the date of assessment of such Allowed Secured Tax Claim, or upon such other terms determined by the Bankruptcy Court to provide the holder of such Allowed Secured Tax Claim deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Secured Tax Claim.

      4.03. CLASS 3 - OTHER SECURED CLAIMS.

            (a) Impairment and Voting. Class 3 is unimpaired by the Plan. Each holder of an Other Secured Claim shall be deemed to be a member of a separate Class. Each such Class is not entitled to vote to accept or reject the Plan because it is unimpaired and conclusively deemed to have accepted the Plan, pursuant to section 1126(f) of the Bankruptcy Code. Schedule 4.03 lists the Other Secured Claims of which the Debtors are currently aware.

            (b) Distributions. The legal, equitable and contractual rights of the holders of Allowed Other Secured Claims against the Debtors are unaltered by this Plan. Unless the holder of such Claim and the Debtors agree to a different treatment, each Holder of an Allowed Other Secured Claim shall receive one of the following alternative treatments, at the election of the Debtors:

                  (i) the applicable Reorganized Debtor shall execute a written undertaking in favor of the holder of such Claim, whereby the Reorganized Debtor assumes such Claim and leaves unaltered such holder's legal, equitable and contractual rights with respect to such Claim; or

                  (ii) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default, the applicable Reorganized Debtor shall:

                        a. cure any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code,

                        b. reinstate the maturity of such Claim as such maturity existed before such default,

                        c. compensate the holder of such Claim for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law, and

                        d. execute a written undertaking in favor of such holder, whereby the applicable Reorganized Debtor assumes such Claim and does not otherwise alter the legal, equitable or contractual rights of such holder with respect to such Claim; or

                  (iii) the applicable Reorganized Debtor shall surrender to the holder all Collateral securing such holder's Claim and such holder shall be deemed to hold an Allowed General Unsecured Claim, if and to the extent that the Bankruptcy Court determines that the value of the holder's collateral was less than its total Allowed Other Secured Claim.

      4.04. CLASS 4 - LEUCADIA PREPETITION CLAIMS.

            (a) Impairment and Voting. Class 4 is impaired by the Plan. Leucadia, the sole holder of the Allowed Leucadia Prepetition Claims, is entitled to vote to accept or reject the Plan.

            (b) Distributions. Leucadia National Corporation and/or an affiliated designee shall receive that portion of the New Senior Note specified in Section 1.69(x) and 100% of the New Common Stock in full satisfaction of the Leucadia Prepetition Claims. The New Common Stock shall be subject to dilution for New Common Stock which may thereafter be issued pursuant to the New Management Restricted Stock Plan.

      4.05. CLASS 5 - CUSTOMER CLAIMS.

            (a) Impairment and Voting. Class 5 is unimpaired by the Plan. Each holder of an Allowed Customer Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

            (b) Treatment. The rights of each holder of an Allowed Customer Claim with respect to deposits or credit balances it may hold shall be satisfied between the parties in the ordinary course of the Reorganized Debtors' business. The Reorganized Debtors assume all obligations for all Customer Claims according to their original terms.

      4.06. CLASS 6 - CONVENIENCE CLAIMS.

            (a) Impairment and Voting. Class 6 is impaired by the Plan. Each holder of an Allowed Convenience Claim is entitled to vote to accept or reject the Plan.

            (b) Distributions. Each holder of an Allowed Convenience Claim shall receive 15% of that Claim in Cash on the Effective Date or as soon thereafter as is practicable.

      4.07. CLASS 7 - GENERAL UNSECURED CLAIMS.

            (a) Impairment and Voting. Class 7 is impaired by the Plan. Each holder of a General Unsecured Claim is entitled to vote to accept or reject the Plan.

            (b) Distributions. Each holder of an Allowed General Unsecured Claim, excluding SBC, and Verizon to the extent provided by the Verizon Settlement Agreement, shall receive its Pro Rata share of the Class 7 Cash Amount. Pursuant to the Verizon Settlement Agreement, Verizon has waived its right to receive any distribution in respect of the Verizon Unsecured Prepetition Claim (as defined in the Verizon Settlement Agreement), unless and until the holders of Class 7 Claims have received distributions equal to at least fifteen percent (15%) of the Allowed amount of such claims. Once the holders of Class 7 Claims have received distributions under the Plan equal to fifteen percent (15%) of the aggregate Allowed amount of their Allowed Class 7 Claims, Verizon shall be entitled to share in any additional distributions available for Class 7 on a Pro Rata basis, taking into account the amount of the Verizon Unsecured Prepetition Claim. SBC shall receive its distributions pursuant to the SBC Settlement Agreement and not from the Class 7 Cash Amount.

      4.08. CLASS 8 - SECTION 510(b) AND OTHER SUBORDINATED CLAIMS.

            (a) Impairment and Voting. Class 8 is impaired by the Plan. Each holder of a Section 510(b) and Other Subordinated Claim is deemed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

            (b) Distributions. The holders of Section 510(b) and Other Subordinated Claims shall not receive any distributions on account of such Claims and shall not receive or retain any property under the Plan.

      4.09. CLASS 9 - OLD COMMON STOCK INTERESTS
            AND OTHER EQUITY INTERESTS IN ATX

            (a) Impairment and Voting. Class 9 is impaired by the Plan. Each holder of an Old Common Stock Interest or Other Equity Interest in ATX is deemed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

            (b) Distributions. The holders of Old Common Stock Interests or Other Equity Interests in ATX shall not receive any distributions on account of such interests. On the Effective Date, all Old Common Stock Interests and Other Equity Interests in ATX shall be extinguished.

      4.10. CLASS 10 - EQUITY INTERESTS SECURITIES LITIGATION CLAIMS.

            (a) Impairment and Voting. Class 10 is impaired by the Plan. Each holder of an Equity Interests Securities Litigation Claim is deemed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

            (b) Distributions. The holders of Equity Interests Securities Litigation Claims shall not receive any distributions on account of such Claims and shall not receive or retain any property under the Plan.

                                    ARTICLE V

                           IMPLEMENTATION OF THE PLAN

      5.01. Compromise and Settlement of Certain Claims.

            (a) Global Compromise. Pursuant to Bankruptcy Rule 9019, and in consideration for the classification, distribution and other benefits provided under the Plan, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims, Equity Interests and controversies resolved pursuant to the Plan, including the claims asserted in the Committee Complaint and the claims and controversies settled and resolved pursuant to the Verizon Settlement Agreement and the SBC Settlement Agreement. To the extent not previously approved by the Bankruptcy Court, the entry of the Confirmation Order shall constitute the Bankruptcy Court's approval of each of the foregoing compromises and settlements, and all other compromises and settlements provided for in the Plan, and such order shall constitute the Bankruptcy Court's determination that such compromises and settlements are in the best interests of the Debtors and their estates, the Reorganized Debtors and any person holding Claims against and/or Equity Interests in the Debtors, and are fair, equitable and within the range of reasonableness required by the Bankruptcy Code and/or Bankruptcy Rules.

            (b) The Verizon Compromise and Settlement. The Plan incorporates the compromise and settlement of certain claims and issues between the Debtors and Verizon that are being resolved by the Verizon Settlement Agreement, which agreement hereby is incorporated herein in its entirety. To the extent there exists any inconsistency between the terms of the Plan and the terms of the Verizon Settlement Agreement, the terms of the Verizon Settlement Agreement shall control. The negotiations resulting in the Verizon Settlement Agreement were conducted in good faith and at arm's length, and the Verizon Settlement Agreement is of benefit to the Debtors' estates and represents a fair, necessary and reasonable compromise of the Claims asserted by Verizon and related issues. As of the Effective Date, to the extent it has not already been approved by a Final Order, the Verizon Settlement Agreement shall be deemed approved in all respects as if by a Final Order and all Claims held or asserted by Verizon shall be allowed and/or treated in the manner specified in the Verizon Settlement Agreement. The Verizon Settlement Agreement shall become effective on the Effective Date and the parties thereto shall take all steps necessary to effectuate such agreement pursuant to the terms thereof.

            (c) The SBC Compromise and Settlement. The Plan incorporates the compromise and settlement of certain claims and issues between the Debtors and SBC that are being resolved by the SBC Settlement Agreement, which agreement hereby is incorporated herein in its entirety. To the extent there exists any inconsistency between the terms of the Plan and the terms of the SBC Settlement Agreement, the terms of the SBC Settlement Agreement shall control. The negotiations resulting in the SBC Settlement Agreement were conducted in good faith and at arm's length, and the SBC Settlement Agreement is of benefit to the Debtors' estates and represents a fair, necessary and reasonable compromise of the Claims asserted by SBC and related issues. As of the Effective Date, to the extent it has not already been approved by a Final Order, the SBC Settlement Agreement shall be deemed approved in all respects as if by a Final Order and all Claims held or asserted by SBC shall be allowed and/or treated in the manner specified in the SBC Settlement Agreement. If not already effective by its terms, the SBC Settlement Agreement shall become effective on the Effective Date and the parties thereto shall take all steps necessary to effectuate such agreement pursuant to the terms thereof.

            (d) Settlement with Committee; Dismissal of the Committee Complaint. The Plan incorporates the compromise and settlement between the Debtors, the Committee and Leucadia National Corporation concerning, among other things, (i) the form and amount of consideration to be provided to holders of Allowed Class 7 Claims under the Plan, (ii) the Committee Complaint against Leucadia National Corporation and JPMorgan Chase Bank, and (iii) the Committee's motion to dismiss the Chapter 11 Cases or, alternatively, appoint a chapter 7 trustee (the "Dismissal/Trustee Motion"). The Plan also resolves, and represents a compromise and settlement of, the Committee's objections to the Verizon Settlement and the SBC Settlement. Upon the occurrence of the Effective Date of the Plan, both the Committee Complaint and the Dismissal/Trustee Motion shall be deemed dismissed with prejudice without any further action by the Bankruptcy Court or any other party.

      5.02. The New Promissory Notes.

            As an integral part of and in order to fund certain of the Cash distributions required to be made on the Effective Date pursuant to the Plan, Reorganized ATX and each of the Reorganized Debtors that are guarantors under the New Promissory Note shall, on the Effective Date, execute and deliver a New Promissory Note to each of the persons and entities listed, and in the principal amounts identified, on Exhibit C annexed hereto. Section III.A.3 of the Disclosure Statement describes the manner in which the issuance of the New Promissory Notes is expected to provide the Reorganized Debtors with liquidity to make certain of the Cash distributions required to be made on the Effective Date under the Plan.

      5.03. Substantive Consolidation of the Debtors.

            (a) Entry of the Confirmation Order shall constitute the approval, pursuant to Bankruptcy Code sections 105(a), 541, 1123 and 1129, effective as of the Effective Date, of the substantive consolidation of the Debtors for all purposes related to the Plan, including for purposes of voting, confirmation, and distribution. On and after the Effective Date, (i) all assets and liabilities of the Debtors shall be treated as though they were merged, (ii) no distributions shall be made under the Plan on account of any Claim held by a Debtor against any other Debtor, (iii) no distributions shall be made under the Plan on account of any Equity Interest held by a Debtor in any other Debtor,
(iv) all guarantees of any Debtors of the obligations of any other Debtor shall be eliminated so that any Claim against any Debtor and any guarantee thereof executed by any other Debtor, and any joint or several liability of any of the Debtors shall be one obligation of the substantively consolidated Debtors, and
(v) each and every Claim filed or to be filed in the Chapter 11 case of any of the Debtors shall be deemed filed against all of the Debtors, and shall be one Claim against and obligation of the substantively consolidated Debtors.

            (b) The substantive consolidation effected pursuant to Section 5.03(a) of the Plan shall not (other than for purposes related to funding distributions under the Plan and as set forth above in this section) affect: (i) the legal and organizational structure of the Debtors, (ii) pre and post-Petition Date guarantees, Liens, and security interests that are required to be maintained or granted (A) in connection with executory contracts or unexpired leases that were entered into during the Chapter 11 Cases or that have been or will be assumed, or (B) pursuant to the Plan, or (C) pursuant to orders entered during the Chapter 11 Cases, (iii) defenses to any Cause of Action or requirements for any third party to establish mutuality in order to assert a right of setoff, (iv) distributions out of any insurance policies or proceeds of such policies, and (v) each Reorganized Debtor's obligation until the closing of its Chapter 11 Case to pay fees arising under 28 U.S.C. Section 1930(a)(6) on account of post-confirmation distributions.

            (c) The Disclosure Statement and this Plan shall be deemed to be a motion requesting that the Bankruptcy Court approve the substantive consolidation provided for in this Plan. Unless an objection to consolidation is made in writing by any creditor affected by the Plan as herein provided on or before 4:00 p.m. Eastern Time, on the date that is ten (10) days before the Confirmation Hearing, or such other date as may be fixed by the Bankruptcy Court, the deemed consolidation proposed by this Plan may be approved by the Bankruptcy Court at the Confirmation Hearing. In the event any such objections are timely filed, a hearing with respect thereto shall be scheduled by the Bankruptcy Court, which hearing may, but need not, coincide with the Confirmation Hearing.

            (d) In the event the Bankruptcy Court determines that substantive consolidation of the Debtors is not appropriate, the Debtors shall request that the Bankruptcy Court otherwise confirm the Plan and the treatment of and distribution to the different Classes under the Plan (including Leucadia's agreement to waive its right, as a senior secured creditor, to receive the 15% Cash distribution being provided to holders of Allowed Class 6 Convenience Claims and the Class 7 Cash Amount being provided to holders of Allowed Class 7 General Unsecured Claims and the re-distribution of such amounts to the holders of such Claims, provided such creditors are only entitled to receive such distribution and to cast a ballot on account of a claim against only one of the Debtors).

      5.04. Debtor Intercompany Claims. On the Effective Date, all intercompany Claims between and among the Debtors shall be eliminated by either offset, the contribution or distribution of such Claims, or otherwise (as determined by the Debtors).

      5.05. Restructuring Transactions.

            (a) Except to the extent such action may be inconsistent with the Verizon Settlement Agreement or the SBC Settlement Agreement, as applicable, on or before the Effective Date, within the sole and exclusive discretion of the Debtors, the Debtors may, provided there are no material adverse tax consequences to the Debtors, (i) cause any or all of the Debtors to be merged into one or more of the Debtors, dissolved, or otherwise consolidated, (ii) cause the transfer of assets between or among the Debtors, (iii) transfer any assets identified in the Plan Supplement, including without limitation the Debtors' Internet service provider business and/or commercial or residential telephone service business in the Midwest region; provided, however, any sale of material assets that will occur on or before the Effective Date will be subject to a motion for authority to sell under Bankruptcy Code section 363, or (iv) engage in any other transaction in furtherance of the Plan. Any such transaction shall be effective as of the Effective Date pursuant to the Confirmation Order without any further action by the stockholders or directors of any of the Debtors, the Debtors in Possession, or the Reorganized Debtors. It is the present intention of the Debtors to utilize this provision, if they determine it is necessary or appropriate, to merge, dissolve, or otherwise consolidate certain of their Subsidiaries, including Debtor-entities involved in the Debtors' local exchange carrier business, and at that time to transfer certain executory contracts, unexpired leases, and other assets to the surviving Subsidiaries. A list of the Subsidiaries that are expected to be merged or dissolved will be included in the Plan Supplement. In addition, the Debtors also presently intend to convert the corporate form of one or more Debtors to that of a limited liability company on or as of the Effective Date, provided that (x) such conversion will not impact regulatory approvals already received or pending that are necessary for the occurrence of the Effective Date and (y) to the extent any such conversion requires regulatory approval, the Debtors shall request such approval as promptly as practicable after the Effective Date and such conversion shall take place only after the requisite regulatory approvals have been obtained. The mergers, dissolutions, other consolidations of certain Subsidiaries, and conversions pursuant to this Section 5.05 shall not affect the Liens and security interests that are required to be maintained or granted (A) in connection with executory contracts or unexpired leases that were entered into during the Chapter 11 Cases or that have been or will be assumed, or (B) pursuant to the Plan or (C) or pursuant to orders entered during the Chapter 11 Cases, including, but not limited to, any Liens and security interests granted to Verizon and SBC during the Chapter 11 Cases.

            (b) The mergers, transfers of assets, dissolutions, consolidations, conversions, change in control resulting from the issuance of the New Common Stock, the consummation of the Exit Facility, the issuance of the New Senior Note and the New Promissory Notes and other transactions contemplated in this
Section 5.05 and elsewhere in the Plan shall be approved and effective as of the Effective Date without the need for any further state or local regulatory approvals notwithstanding any federal or state rules or regulations requiring approval of such matters in the case of a regulated carrier, and without any requirement or further action by the Debtors, Reorganized Debtors, or any entity created to effectuate the provisions of the Plan; provided, however, that the foregoing shall not be construed so as to be contrary to the Verizon Settlement Agreement or the SBC Settlement Agreement, as applicable, or to otherwise relieve the Debtors and Reorganized Debtors from their obligations, under applicable state and federal law, with respect to any discontinuance of the provision of telecommunications services resulting from any such transactions, including, without limitation, providing all requisite notices to affected customers. All current customers will continue to receive service under the same rates, terms, and conditions as they currently enjoy, except as such rates, terms and conditions may be modified in the ordinary course of business or agreement of the parties. Where required, Tariffs of Subsidiaries that will be merged or dissolved pursuant to this Section 5.05 will be appropriately incorporated into existing or new tariffs of surviving entities. State and local regulatory commissions will be able to review these Tariff changes to assure that customers' rights are fully protected.

            (c) Subject to the foregoing restructuring transactions, if any, Equity Interests held by any Debtor in any other Debtor, other than Equity Interests in ATX, shall be reinstated in exchange for Reorganized ATX's agreement to cause the distributions provided for under this Plan to holders of Allowed Claims in accordance with the terms of this Plan.

      5.06. [INTENTIONALLY OMITTED]

      5.07. Exit Financing. Leucadia National Corporation shall provide the Exit Facility to the Reorganized Debtors. The Exit Facility will contain terms no less favorable to the Reorganized Debtors than those set forth on Exhibit B hereto.

      5.08. Cancellation of Existing Securities and Agreements. On the Effective Date, any document, agreement, or instrument evidencing any Claim or Equity Interest, other than a Claim that is reinstated and rendered unimpaired under the Plan or Equity Interest held by a Debtor in any Subsidiary, shall be deemed cancelled without further act or action under any applicable agreement, law, regulation, order, or rule and the obligations of the Debtors under such documents, agreements, or instruments evidencing such Claims and Equity Interests, as the case may be, shall be discharged; provided, however, that the Convertible Notes and the Indenture shall continue in effect solely for the purposes of (i) allowing the holders of Allowed Claims in respect of the Convertible Notes and the Indenture to receive their distributions under this Plan, (ii) allowing the Indenture Trustee to make the distributions to be made on account of the Convertible Notes, and (iii) permitting the Indenture Trustee to assert its Indenture Trustee Charging Lien against such distributions for payment of the Indenture Trustee Fee.

      5.09. Indenture Trustee's Fees and Expenses. Notwithstanding any provision contained in this Plan to the contrary, the Indenture Trustee shall have the right to (a) file a request for payment of an Allowed Administrative Expense Claim in respect of the Indenture Trustee Fee pursuant and subject to the terms of section 503(b) of Bankruptcy Code, which request shall be made and determined in accordance with the provisions respecting Fee Claims set forth in Section
2.02 of the Plan, or (b) waive the right provided to it under clause (a) of this
Section 5.09, after which the Reorganized Debtors shall pay in Cash the sum of $50,000.00 in respect of the Indenture Trustee Fee, no later than twenty (20) Business Days after the later of (i) the Effective Date and (ii) the date upon which the Indenture Trustee provides supporting work detail (i.e., customary computer backup) to the Debtors, the Committee, Leucadia and the United States Trustee, as an Administrative Expense Claim, without the need for application to, or approval of, any court. In the event the Indenture Trustee elects to proceed under clause (b) of this Section 5.09 and the United States Trustee objects to the payment of all or any portion of a $50,000.00 Administrative Expense Claim in respect of the Indenture Trustee Fee after review of the supporting work detail, the Debtors shall pay the undisputed portion of the $50,000.00 to the Indenture Trustee but no payment shall be required with respect to any disputed portion unless and until such dispute is resolved consensually by agreement between the United States Trustee and the Indenture Trustee or determined by the Bankruptcy Court in the absence of such an agreement. Upon payment of the amount set forth in clause (b) hereof, the Indenture Trustee shall have no further Claim or Administrative Expense Claim against the Debtors and/or the Reorganized Debtors, including any claims for substantial contribution under section 503(b) of the Bankruptcy Code or otherwise, except with respect to (i) the claims set forth in the proofs of claims filed by the Indenture Trustee (to the extent allowed under applicable law by the Bankruptcy Court) and (ii) the entitlement to treatment as a Class 7 Claim for any unpaid fees and expenses (after application of any amounts paid to the Indenture Trustee pursuant to this paragraph or otherwise) due the Indenture Trustee pursuant to the Indenture. Notwithstanding the foregoing, the Indenture Trustee shall retain the right to assert the Indenture Trustee Charging Lien against the distributions to be made to holders of Allowed Convertible Notes Claims to recover all unpaid fees and expenses that may be due the Indenture Trustee under the Indenture, including, without limitation, any balance of the Indenture Trustee Fee that remains unpaid after payment of the above-referenced amount and/or distributions made to the Indenture Trustee under the Plan on account of the unpaid fees and expenses of the Indenture Trustee.

      5.10. Hart-Scott-Rodino Compliance. Any shares of New Common Stock to be distributed under the Plan to any entity required to file a Premerger Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall not be distributed until the notification and waiting periods applicable under such Act to such entity shall have expired or been terminated.

                                   ARTICLE VI

                           PROVISIONS REGARDING VOTING
                        AND DISTRIBUTIONS UNDER THE PLAN

      6.01. Voting of Claims. Each holder of a Claim in an impaired Class of Claims that is entitled to vote on the Plan pursuant to Article IV of the Plan shall be entitled to vote separately to accept or reject the Plan as provided in such order as is entered by the Bankruptcy Court establishing procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan, or any other order or orders of the Bankruptcy Court.

      6.02. Nonconsensual Confirmation. If any impaired Class of Claims entitled to vote shall not accept the Plan by the requisite statutory majority provided in Bankruptcy Code section 1126(c), the Debtors reserve the right to amend the Plan in accordance with Section 15.09 of the Plan or to ask the Bankruptcy Court to confirm the Plan under Bankruptcy Code section 1129(b), or both. With respect to impaired Classes of Claims and Equity Interests that are deemed to reject the Plan, the Debtors shall request that the Bankruptcy Court confirm the Plan pursuant to Bankruptcy Code section 1129(b).

      6.03. Disbursing Agent. All distributions under the Plan shall be made by the Disbursing Agent. Notwithstanding anything to the contrary contained in this Plan, neither the Disbursing Agent's fees, expenses or liabilities, nor any indemnification obligations owing to the Disbursing Agent, shall be funded by the Class 7 Cash Amount.

      6.04. Distributions of Cash. Any payment of Cash made by the Disbursing Agent pursuant to the Plan shall, at the Disbursing Agent's option, be made by check drawn on a domestic bank or wire transfer.

      6.05. Timing of Distributions.

            (a) Generally. In the event that any payment, distribution, or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or distribution or the performance of such act may be completed on or as soon as reasonably practicable after the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

            (b) Distributions to Class 6 and 7 Claims. Distributions to Allowed Class 6 Claims and Allowed Class 7 Claims shall be made on the Effective Date or as soon thereafter as reasonably practicable. To the extent there exists unresolved Disputed Claims in Class 7 on the Effective Date or distribution date, the Disbursing Agent shall make Pro Rata distributions to holders of Allowed Claims in Class 7 subject to reasonable reserves for existing Disputed Claims (which reserves shall include the Pro Rata share of distributions that would be payable to all holders of liquidated Disputed Claims, if allowed, in the full face amount of such Claims, plus amounts for unliquidated Disputed Claims, which amounts shall be determined by the Reorganized Debtors in good faith, after consultation with the Committee, and consistent with the Debtors' and Reorganized Debtors' obligations under Section 7.07 of the Plan). Thereafter, as Disputed Claims become resolved, distributions to Allowed Claims in Class 7 shall occur on no less than a quarterly basis (unless during a particular quarter there has been no change in the status of the applicable Disputed Claims reserve or such a small change that the amount available for distribution is less than $250,000).

      6.06. Distributions. Subject to Bankruptcy Rule 9010, all distributions under the Plan to holders of Allowed Claims shall be made to the holder of each Allowed Claim at the address of such holder as listed on the Schedules as of the Distribution Record Date, unless the Debtors or, on and after the Effective Date, the Reorganized Debtors, have been notified in writing of a change of address, including, without limitation, by the timely filing of a proof of claim by such holder that provides an address for such holder different from the address reflected on the Schedules. In the event that any distribution to any such holder is returned as undeliverable, the Disbursing Agent shall use reasonable efforts to determine the current address of such holder, but no distribution to such holder shall be made unless and until the Disbursing Agent has determined the then current address of such holder, at which time such distribution shall be made to such holder without interest; provided, however, that, at the expiration of one (1) year from the Effective Date such distributions shall be deemed unclaimed property and shall be treated in accordance with Section 6.15 of the Plan.

      6.07. Distributions to Holders of Convertible Note Claims. Notwithstanding any provision contained in this Plan to the contrary, the distribution provisions contained in the Indenture shall continue in effect to the extent necessary to authorize the Indenture Trustee to receive and distribute to the holders of Allowed Convertible Note Claims distributions pursuant to this Plan on account of Allowed Convertible Note Claims and shall terminate completely upon completion of all such distributions.

      6.08. Holders as of the Distribution Record Date. As of the close of business on the Distribution Record Date, (i) the claims register maintained in the Chapter 11 Cases shall be closed, (ii) the transfer books and records of the Convertible Notes as maintained by the Indenture Trustee and/or The Depository Trust Company shall be closed and (iii) any transfer of any Convertible Note Claim or any interest therein shall be prohibited. The Debtors, the Reorganized Debtors, and the Indenture Trustee shall have no obligation to recognize any transfer of any Claim (including Convertible Note Claims) occurring after 5:00 p.m. (New York, New York time) on the Distribution Record Date, and shall instead be entitled to recognize and deal for all purposes under this Plan with only those holders of record as of 5:00 p.m. (New York, New York time) on the Distribution Record Date.

      6.09. Payments to be Made to Indenture Trustee. The distributions to be made under the Plan to holders of Allowed Convertible Note Claims shall be made to the Indenture Trustee, which, subject to the right of the Indenture Trustee to assert its Indenture Trustee Charging Lien against such distributions as and to the extent provided in the Indenture, shall transmit the distributions to the holders of such Allowed Convertible Note Claims.

      6.10. Additional Trustee's Fees and Expenses. To the extent that the Indenture Trustee provides services related to distributions pursuant to the Plan, the Indenture Trustee will receive from the Reorganized Debtors, without further court approval, reasonable compensation for such services and reimbursement of reasonable expenses incurred in connection with such services; provided, however, that the amount of such compensation and reimbursement is subject to their terms being agreed to by the Indenture Trustee and the Reorganized Debtors.

      6.11. Indenture Trustee as Claim Holder. Consistent with Bankruptcy Rule 3003(c), the Reorganized Debtors shall recognize proof of claim numbered 441 filed by the Indenture Trustee in respect of the Convertible Note Claims, which proof of claim shall remain subject to the allowance provisions of this Plan. Accordingly, any Claim, proof of which is filed by the registered or beneficial holder of a Convertible Claim, shall be deemed disallowed as duplicative of the Claim of the Indenture Trustee, without the need for any further action by the Debtors or

Reorganized Debtors or Bankruptcy Court order.

      6.12. Minimum Distributions. No payment of Cash of less than ten dollars ($10) shall be made by the Reorganized Debtors to any holder of a Claim unless a request therefor is made in writing to the Reorganized Debtors.

      6.13. Manner of Payment Under the Plan. All distributions of Cash to the creditors of each of the Debtors under the Plan shall be made by, or on behalf of, the applicable Reorganized Debtor.

      6.14. Fractional Shares. No fractional shares of New Common Stock shall be distributed under the Plan.

      6.15. Unclaimed Distributions. All distributions under the Plan that are unclaimed for a period of one (1) year after distribution thereof shall be deemed unclaimed property under Bankruptcy Code section 347(b). All such unclaimed property shall revest in the Reorganized Debtors (other than unclaimed property in respect of Class 7 Claims, which shall remain available for distribution to other holders of Allowed Class 7 Claims) and any entitlement of any holder of any Claim to such distributions shall be extinguished and forever barred.

      6.16. Setoffs. Subject to the Debtors' and Reorganized Debtors' obligations under Section 7.07 hereof, the Debtors may, but shall not be required to, set off against any Claim (for purposes of determining the Allowed amount of such Claim on which distribution shall be made), any Causes of Action of any nature whatsoever, not otherwise released pursuant to Section 12.06(a) of this Plan, that the Debtors may have against the holder of such Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors of any such Causes of Action the Debtors may have against the holder of such Claim.

      6.17. Allocation of Plan Distributions Between Principal and Interest. To the extent that any Allowed Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall be allocated first to the principal amount of the Claim (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claim, to accrued but unpaid interest.

      6.18. Estimation of Claims. For purposes of calculating and making distributions under the Plan, the Debtors and the Reorganized Debtors shall be entitled to estimate, in good faith and with due regard to litigation risks associated with Disputed Claims, and after consultation with the Committee with respect to Class 7 Claims, the maximum dollar amount of Allowed and Disputed Claims, inclusive of contingent and/or unliquidated Claims in a particular Class. The Debtors and the Reorganized Debtors, after consultation with the Committee with respect to Class 7 Claims, also shall be entitled to seek one or more estimation orders from the Court for such purposes, which requests may be joined with objections to the Claims that are subject to any such request. Appropriate Disputed Claims reserves shall be established for each category of Claims as to which estimates are utilized or sought. Notwithstanding the foregoing, except with respect to the Class 7 Cash Amount (which shall be deposited and held in accordance with Section 6.20 hereof), neither the Debtors nor the Reorganized Debtors shall be obligated to physically segregate and maintain separate accounts for reserves. Reserves may be merely bookkeeping entries or accounting methodologies, which may be revised from time to time, as appropriate. With respect to the estimation of Disputed Claims in Class 7, the Debtors and Reorganized Debtors shall seek such estimation as is consistent with the Debtors' and Reorganized Debtors', as applicable, obligations and the Committee's rights under Sections 7.07 and 15.07, as applicable, of the Plan.

      6.19. No Recourse. Notwithstanding that the Allowed amount of any particular Disputed Claim is reconsidered under the applicable provisions of the Bankruptcy Code and Bankruptcy Rules or is Allowed in an amount for which after application of the payment priorities established by this Plan there is insufficient value to provide a recovery equal to that received by other holders of Allowed Claims in the respective Class, no Claim holder shall have recourse against the Disbursing Agent, the Debtors, the Reorganized Debtors, Leucadia, the Committee, or any of their respective professionals, consultants, officers, directors, employees or members or their successors or assigns, or any of their respective property; provided, however, that the foregoing shall not absolve or release the Debtors, the Reorganized Debtors or the Committee from their respective obligations under Sections 7.07 and 15.07 hereof . However, nothing in the Plan shall modify any right of a holder of a Claim under section 502(j) of the Bankruptcy Code, nor shall it modify or limit the ability of claimants (if any) to seek disgorgement to remedy any unequal distribution from parties other than those released under this section. THE ESTIMATION OF CLAIMS AND THE ESTABLISHMENT OF RESERVES UNDER THE PLAN MAY LIMIT THE DISTRIBUTION TO BE MADE ON INDIVIDUAL DISPUTED CLAIMS, REGARDLESS OF THE AMOUNT FINALLY ALLOWED ON ACCOUNT OF SUCH DISPUTED CLAIMS.

      6.20. The Class 7 Cash Amount. $7,000,000.00 of the Class 7 Cash Amount shall be made immediately available upon the Effective Date for distribution to all holders of Allowed General Unsecured Claims in Class 7 of the Plan, whether or not Class 7 votes to accept or reject the Plan. In connection therewith, $7,000,000.00 of the Class 7 Cash Amount shall be funded on the Effective Date and deposited in an escrow, interest bearing account (free and clear of all Liens and Claims) for distribution to holders of Allowed Class 7 Claims in accordance with the distribution provisions of this Plan. The Class 7 Cash Amount shall be increased by an amount equal to eight percent (8%) of the net proceeds, if any, in excess of $3,500,000.00 received by the Debtors or Reorganized Debtors in respect of any Avoidance Actions, after payment of all costs of prosecution, settlement and collection, including reasonable attorneys' fees and costs. Such increase, if any, to the Class 7 Cash Amount shall be funded on a quarterly basis and held for distribution to holders of Allowed Class 7 Claims in accordance with this Section 6.20 and the distribution provisions of this Plan.

                                   ARTICLE VII

                     PROCEDURES FOR TREATING DISPUTED CLAIMS

      7.01. Objections to Administrative Expense Claims and Claims. The Reorganized Debtors shall be entitled to object to Administrative Expense Claims and Claims. Any objections to Administrative Expense Claims and Claims shall be filed and served on or before the later of (i) ninety (90) days after the Effective Date, and (ii) such later date as may be fixed by the Bankruptcy Court, after notice and a hearing, whether fixed before or after the date specified in clause (i) above.

      7.02. No Distributions Pending Allowance. Notwithstanding any other provision hereof, if any portion of a Claim is a Disputed Claim, no payment or distribution provided hereunder shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim.

      7.03. Personal Injury Claims. All Personal Injury Claims are Disputed Claims. No distributions shall be made on account of any Personal Injury Claim unless and until such Claim is liquidated and becomes an Allowed Claim. Any Personal Injury Claim which has not been liquidated prior to the Effective Date and as to which a proof of claim was timely filed in the Chapter 11 Cases, shall be determined and liquidated in the administrative or judicial tribunal in which it is pending on the Effective Date or, if no action was pending on the Effective Date, in any administrative or judicial tribunal of appropriate jurisdiction. Any Personal Injury Claim determined and liquidated (i) pursuant to a judgment obtained in accordance with this Section and applicable nonbankruptcy law which is no longer appealable or subject to review, or (ii) in any alternative dispute resolution or similar proceedings same may be approved by order of a court of competent jurisdiction, shall be paid as follows: (A) to the extent such liquidated Claim is, in whole or in part, an Insured Claim, the insured portion shall be paid by the applicable insurer pursuant to the provisions of Section 7.05 of the Plan and (B) to the extent any portion of such liquidated Claim is not covered by any of the Debtors' insurance policies, such uninsured portion shall be deemed, to the extent applicable, an Allowed Claim in Class 7 and treated in accordance with Section 4.07 of the Plan. Nothing contained in this Section 7.03 shall constitute or be deemed a waiver of any defense, right, or Cause of Action that the Debtors may have against any person in connection with or arising out of any Personal Injury Claim, including, without limitation, any rights under section 157(b) of title 28 of the United States Code.

      7.04. Distributions to General Unsecured Claims After Allowance. Subject to the provisions of Section 6.05(b) hereof, after such time as a Disputed General Unsecured Claim becomes Allowed, the Reorganized Debtors shall distribute to the holder thereof the distributions, if any, to which such holder is then entitled under the Plan.

      7.05. Distributions Relating to Insured Claims. Distributions under the Plan to each holder of an Insured Claim shall be in accordance with the provisions of any applicable insurance policy. Nothing contained in this Section
7.05 shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any entity may hold against any other entity, including, without limitation, insurers under any policies of insurance, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers. To the extent an Insured Claim, in whole or in part, becomes liquidated, (A) the insured portion shall be paid by the applicable insurer and (B) to the extent any portion of such liquidated Insured Claim is not covered by any of the Debtors' insurance policies, such uninsured portion shall be deemed, to the extent applicable, a Class 7 Claim and shall be treated in accordance with Section 4.07 of the Plan. Nothing contained in this Section 7.05 shall constitute or be deemed a waiver of any defense, right, or Cause of Action that the Debtors may have against any person in connection with or arising out of any Insured Claim.

      7.06. Resolution of Administrative Expense Claims and Secured Claims. On and after the Effective Date, the Reorganized Debtors shall have the authority to compromise, settle, otherwise resolve, or withdraw any objections to Administrative Expense Claims and Secured Claims without approval of the Bankruptcy Court.

      7.07. Resolution of Disputed General Unsecured Claims. The Debtors and Reorganized Debtors, as applicable, shall work and consult in good faith with the Committee (and its professionals) to identify and object to General Unsecured Claims that are inconsistent with the Debtors' books and records or otherwise objectionable. On and after the Effective Date, the Reorganized Debtors shall have the authority to compromise, settle, otherwise resolve, or withdraw any objections to Disputed General Unsecured Claims, without approval of the Bankruptcy Court. The Reorganized Debtors shall be responsible for paying
(a) the reasonable fees and expenses (including reasonable attorneys' fees and costs) that are incurred by the Debtors and Reorganized Debtors and associated with the claims resolution process, and (b) reasonable post-Effective Date professional fees of the Committee in accordance with Section 15.07 hereof.

                                  ARTICLE VIII

                             [INTENTIONALLY OMITTED]

                                   ARTICLE IX

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

      9.01. Assumption or Rejection of Executory Contracts and Unexpired Leases. Pursuant to Bankruptcy Code sections 365(a) and 1123(b)(2), all executory contracts and unexpired leases that exist between the Debtors and any person or entity shall be deemed rejected by the Debtors, as of the Effective Date, except for any executory contract or unexpired lease (i) that has been assumed or rejected pursuant to an order of the Bankruptcy Court entered prior to the Effective Date and for which the motion was filed prior to the Confirmation Date, (ii) as to which a motion for approval of the assumption or rejection of such executory contract or unexpired lease has been filed and served prior to the Confirmation Date, (iii) that is a Customer Contract or is with a person holding a Customer Claim or is an insurance policy, and the Debtors have not moved to reject that contract prior to the Confirmation Date, (iv) is the subject of either the Verizon Settlement Agreement or the SBC Settlement Agreement, in which case any such contract or lease shall be assumed or rejected as provided therein, or (v) that is specifically designated as a contract or lease to be assumed on Schedule 9.01A (executory contracts) or Schedule 9.01B (unexpired leases), which schedules shall be contained in the Plan Supplement; provided, however, that the Debtors reserve the right, on or prior to the Confirmation Date, to amend Schedules 9.01A and 9.01B to delete any executory contract or unexpired lease therefrom or add any executory contract or unexpired lease thereto, in which event such executory contract(s) or unexpired lease(s) shall be deemed to be, respectively, rejected or assumed. The Debtors shall provide notice of any amendments to Schedules 9.01A and 9.01B to the parties to the executory contracts and unexpired leases affected thereby and the Committee. The listing of a document on Schedule 9.01A or 9.01B shall not constitute an admission by the Debtors that such document is an executory contract or an unexpired lease, or that the Debtors have any liability thereunder.

      9.02. Approval of Assumption or Rejection of Executory Contracts and Unexpired Leases. Entry of the Confirmation Order shall, subject to and upon the occurrence of the Effective Date, constitute (i) the approval, pursuant to Bankruptcy Code sections 365(a) and 1123(b)(2), of the assumption of the executory contracts and unexpired leases assumed pursuant to Section 9.01 of the Plan and pursuant to the provisions of the Verizon Settlement Agreement and the SBC Settlement Agreement, as applicable, (ii) with respect to executory contracts and unexpired leases whose assumption or rejection are not approved pursuant to the Confirmation Order, the extension of time, pursuant to Bankruptcy Code section 365(d)(4), within which the Debtors may assume, assume and assign, or reject such executory contracts and/or unexpired leases through the date of entry of an order approving the assumption, assumption and assignment, or rejection of such unexpired leases, and (iii) the approval, pursuant to Bankruptcy Code sections 365(a) and 1123(b)(2), of the rejection of the executory contracts and unexpired leases rejected pursuant to Section 9.01 of the Plan and pursuant to the provisions of the Verizon Settlement Agreement and the SBC Settlement Agreement, as applicable.

      9.03. Inclusiveness. Unless otherwise specified, each executory contract and unexpired lease assumed or rejected shall include any and all modifications, amendments, or supplements to such executory contract or unexpired lease, without regard to whether such agreement, instrument or other document is listed separately.

      9.04. Tariff Services. Except as otherwise provided in the Verizon Settlement Agreement or the SBC Settlement Agreement, as applicable, all Access Providers shall continue to provide without delay, interference or interruption all Tariff Services, specifically including without limitation usage-sensitive switching and access services. Except as otherwise provided in the Verizon Settlement Agreement or the SBC Settlement Agreement, as applicable, any Claim against a Debtor by an Access Provider for the provision of Tariff Services to such Debtor prior to the Petition Date shall be treated as a General Unsecured Claim. Except as otherwise provided in the Verizon Settlement Agreement or the SBC Settlement Agreement, as applicable, any Claim against a Debtor by an Access Provider for the provision of Tariff Services to such Debtor from and including the Petition Date through the Effective Date shall be treated as an Administrative Expense Claim.

      9.05. Cure of Defaults.

            (a) Generally. Except as may otherwise be agreed to by the Debtors or Reorganized Debtors, as the case may be, and the non-Debtor party to the contract or lease, within thirty (30) days after the Effective Date, the Reorganized Debtors shall cure any and all undisputed defaults under any executory contract or unexpired lease assumed by the Debtors pursuant to the Plan, in accordance with Bankruptcy Code section 365(b). Subject to the last sentence of Section 9.05(b) of the Plan, all disputed defaults that are required to be cured shall be cured either within thirty (30) days of the entry of a Final Order determining the amount, if any, of the Reorganized Debtors' liability with respect thereto, or as may otherwise be agreed to by the parties.

      (b) Notice of Proposed Cure. The Debtors or Reorganized Debtors shall, no later than thirty (30) days following the Effective Date, file and serve on parties to executory contracts and unexpired leases to be assumed pursuant to
Section 9.01(v) of the Plan a notice (the "Cure

Notice") listing the proposed cure amount (including amounts of compensation for actual pecuniary loss) to be paid in connection with the assumption of all executory contracts and unexpired leases to be assumed pursuant to Section 9.01(v) of the Plan. The non-Debtor parties to such contracts and leases shall have until thirty (30) days following service of the Cure Notice to object in writing to the proposed cure and to propose an alternative cure. In the event that no objection is timely filed, the applicable party shall be deemed to have consented to the cure proposed by the Debtors (including amounts of compensation for actual pecuniary loss) and shall be forever enjoined and barred from seeking from the Debtors and Reorganized Debtors any additional amount on account of the Debtors' cure obligations under section 365 of the Bankruptcy Code. If an objection is timely filed with respect to the cure proposed by the Debtors for an executory contract or unexpired lease, the Bankruptcy Court shall hold a hearing to determine the amount of any disputed cure amount not settled by the parties. Notwithstanding anything otherwise to the contrary, at all times through the date that is thirty (30) days after the entry of a Final Order resolving and fixing the amount of a disputed cure amount, the Debtors and Reorganized Debtors shall be authorized to reject such executory contract or unexpired lease by notice to the non-debtor party to such executory contract or unexpired lease.

      9.06. Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Plan. Claims arising out of the rejection of an executory contract or unexpired lease pursuant to Section 9.01 of the Plan must be filed with the Bankruptcy Court and served upon the Debtors or, on and after the Effective Date, Reorganized ATX, no later than thirty (30) days after the later of (i) notice of entry of an order approving the rejection of such executory contract or unexpired lease, (ii) notice of entry of the Confirmation Order, and (iii) notice of an amendment to Schedule 9.01A or 9.01B. All such Claims not filed within such time will be forever barred from assertion against the Debtors and their estates or the Reorganized Debtors and their property.

      9.07. Survival of Corporate Reimbursement Obligations. Except to the extent covered by insurance policies, any prepetition indemnification obligations of the Debtors pursuant to their corporate charters and by-laws or agreements entered into any time prior to the Petition Date shall be limited to the reimbursement of individuals who were directors, officers, and/or employees of the Debtors as of the Petition Date and shall not exceed $750,000 and shall continue as obligations of the Reorganized Debtors. Other than as set forth in the preceding sentence, nothing herein shall be deemed to be an assumption of any other prepetition indemnification obligation and any such obligations shall be rejected pursuant to the Plan. Any Claim arising from that rejection shall be a General Unsecured Claim.

      9.08. Insurance Policies. All of the Debtors' insurance policies and any agreements, documents, or instruments relating thereto, are treated as executory contracts under the Plan and, upon the Effective Date, shall be deemed assumed by the Debtors. Distributions under the Plan to any holder of an Insured Claim shall be in accordance with the treatment provided under Section 7.05 of the Plan. Except as otherwise set forth in the Plan, nothing contained herein or in
Section 9.08 of the Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors may hold against any entity, including, without limitation, the insurer under any of the Debtors' insurance policies.

      9.09. Compensation and Benefit Programs. Except as otherwise provided in the Plan and the Plan Supplement, all savings plans, retirement plans, health care plans, performance-based incentive plans, retention plans, workers' compensation programs and life, disability, directors and officers liability, and other insurance plans are treated as executory contracts under the Plan and shall, on the Effective Date, be deemed assumed by the Debtors in accordance with Bankruptcy Code sections 365(a) and 1123(b)(2). Notwithstanding the foregoing,
(i) any and all Equity Interests in ATX or in any Subsidiary (except if held by a Debtor) shall be extinguished pursuant to Section 4.09 of the Plan and (ii) the deemed assumption under this Section 9.09 shall not include the assumption of any stock options, warrants or similar rights, whether or not provided for in any such plans.

      9.10. Retiree Benefits. On and after the Effective Date, pursuant to Bankruptcy Code section 1129(a)(13), the Reorganized Debtors shall continue to pay all retiree benefits of the Debtors (within the meaning of Bankruptcy Code section 1114), if any, at the level established in accordance with Bankruptcy Code section 1114, at any time prior to the Confirmation Date, for the duration of the period for witch the Debtors had obligated themselves to provide such benefits.

                                   ARTICLE X

                             [INTENTIONALLY OMITTED]

                                   ARTICLE XI

                    PROVISIONS REGARDING CORPORATE GOVERNANCE
                    AND MANAGEMENT OF THE REORGANIZED DEBTORS

      11.01. General. On the Effective Date, the management, control, and operation of Reorganized ATX and the Reorganized Debtors shall become the general responsibility of the Boards of Directors of Reorganized ATX and the Reorganized Debtors, respectively.

      11.02. Directors and Officers of Reorganized ATX and the Reorganized Debtors.

            (a) Reorganized Debtors' Boards of Directors. Joseph S. Steinberg, Ian M. Cumming, David Larsen and Thomas Gravina shall be the members of the initial Boards of Directors of each of the Reorganized Debtors. Each of the members of such initial Boards of Directors shall serve in accordance with applicable nonbankruptcy law and the applicable certificate of incorporation and by-laws of the Reorganized Debtors, as the same may be amended from time to time.

            (b) Reorganized Debtors' Officers. Except as described below and as otherwise disclosed not later than ten (10) days prior to the Confirmation Hearing, the officers of the Reorganized Debtors immediately prior to the Effective Date shall serve as the initial officers of the Reorganized Debtors on and after the Effective Date. Such officers shall serve in accordance with applicable nonbankruptcy law and the applicable certificate of incorporation and by-laws of the Reorganized Debtors, as the same may be amended from time to time. Notwithstanding the foregoing, (i) as of the Effective Date, Thomas Gravina will retire as President and Chief Executive Officer of the Debtors, but will continue to provide transition and advisory services and will serve as a non-executive Chairman of the board of directors of

Reorganized ATX for up to 12 months after the Effective Date; (ii) as of the Effective Date, Michael Peterson will provide transition and advisory services to Reorganized ATX as Senior Advisor, and will cease to serve as an employee of the Reorganized Debtors within 12 months of the Effective Date; (iii) Christopher Holt (who has resigned his position as Senior Vice President -- Chief Counsel for Law and External Affairs and Secretary effective as of February 4, 2005) will continue to provide transition and other services for up to 90 days following the Effective Date; and (iv) as of the Effective Date, David Larsen shall become President of Reorganized ATX. The terms of the Management Transition Arrangements relating to the management changes described in clause (i) through (iii) of this paragraph, which have not yet been finalized, will be filed with the Bankruptcy Court prior to the Confirmation Hearing as part of the Plan Supplement.

      11.03. Certificates of Incorporation and By-laws. The Reorganized ATX Certificate of Incorporation, the Reorganized ATX By-laws, and the certificates of incorporation and by-laws of each of the other Reorganized Debtors shall contain provisions necessary (i) to prohibit the issuance of nonvoting equity securities as required by Bankruptcy Code section 1123(a)(6), subject to further amendment of such certificates of incorporation and by-laws as permitted by applicable law, (ii) unless the Debtors deem it unnecessary or inadvisable, to impose restrictions on the direct or indirect transferability of the New Common Stock or other equity of Reorganized ATX ("Reorganized ATX Equity") such that
(A) no person or "entity" other than Leucadia may acquire or accumulate 4.75% or more (as determined under tax law principles governing the application of section 382 of the Tax Code) of the Reorganized ATX Equity, and (B) no person or entity other than Leucadia owning directly or indirectly (as determined under such tax law principles) on the Effective Date, after giving effect to the Plan, 4.75% or more of the New Common Stock may acquire additional shares of Reorganized ATX Equity, subject to certain exceptions and limitations (including, without limitation, limited duration of restrictions as described below, the right of the Board of Directors to waive such restrictions in its reasonable discretion, and allowance for certain acquisitions without the need for prior Board of Directors approval, including, without limitation, qualified tender offers for all of Reorganized ATX's stock), (iii) to impose the requirement that any "stock split" or "reverse stock split" within one (1) year after the Effective Date be approved by at least ninety-five (95%) percent of the holders of New Common Stock then outstanding; and (iv) to effectuate the provisions of the Plan. All restrictions on the transferability of the Reorganized ATX Equity described under clause (ii) above shall expire on the earlier of the second (2nd) anniversary of the Effective Date and the date on which the Board of Directors of Reorganized ATX in good faith determines that,
(A) the requirements under section 382(1)(5) of the Tax Code will not be satisfied with respect to the ownership change occurring directly as a result of the consummation of the Plan or (B) electing treatment under section 382(1)(5) of the Tax Code is not in the best interests of Reorganized ATX or its stockholders. Reorganized ATX shall use good faith efforts to make the determination of whether a reasonable basis exists for taking the position that the requirements of section 382(1)(5) of the Tax Code have been satisfied, at the earliest date following the Effective Date that adequate information regarding the ownership of Reorganized ATX is reasonably available, and from time to time thereafter as additional information or developments relevant to this determination are reasonably available or occur.

      11.04. Authorization and Issuance of New Securities. The issuance of the following securities by Reorganized ATX is hereby authorized without further act or action under applicable law, regulation, order, or rule:

            (a)   the shares of New Common Stock;

            (b)   the New Senior Note;

            (c)   the New Promissory Notes; and

            (d)   the Management Restricted Stock.

      11.05. New Management Restricted Stock and Severance Plans. As of the Effective Date, Reorganized ATX shall adopt the New Management Restricted Stock and Severance Plans. Reorganized ATX shall, on the Effective Date, implement an equity-based program for certain of its employees, pursuant to which such employees shall receive restricted shares of New Common Stock (the "Management Restricted Stock"). The terms of the New Management Restricted Stock Plan shall be contained in the Plan Supplement. Reorganized ATX also shall, on the Effective Date, implement a severance program for certain of its senior management, the terms of which shall be contained in the Plan Supplement.

                                  ARTICLE XII

                             EFFECT OF CONFIRMATION

      12.01. Vesting of Assets. Upon the Effective Date, pursuant to Bankruptcy Code sections 1141(b) and (c), all property of the estates of the Debtors, excluding Causes of Action released pursuant to Section 12.06(a) hereof, shall vest in the Reorganized Debtors free and clear of all Claims, Liens, encumbrances, charges, and other interests, except as provided herein. From and after the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code, except as provided herein. Notwithstanding the foregoing, the escrow into which the Class 7 Cash Amount is deposited pursuant to Section 6.20 hereof shall be used only to make distributions to holders of Allowed Class 7 Claims.

      12.02. Discharge of Claims and Termination of Equity Interests. Except as otherwise provided herein or in the Confirmation Order, the rights afforded in the Plan and the payments and distributions to be made hereunder shall be in exchange for and in complete satisfaction, discharge, and release of all existing debts and Claims, and shall terminate all Equity Interests, of any kind, nature, or description whatsoever, including any interest accrued on such Claims from and after the Petition Date, against or in the Debtors or any of their assets or properties to the fullest extent permitted by Bankruptcy Code section 1141. Except as provided in the Plan, upon the Effective Date, all existing Claims against the Debtors and Equity Interests in the Debtors, shall be, and shall be deemed to be, discharged and terminated, and all holders of Claims and Equity Interests shall be precluded and enjoined from asserting against the Reorganized Debtors, or any of their assets or properties, any other or further Claim or Equity Interest based upon any act, failure to act, error, omission, transaction, occurrence or other event or activity of any kind or nature that arose or occurred prior to the Effective Date, whether or not such holder has filed a proof of Claim or proof of Equity Interest.

      12.03. Discharge of Debtors. Upon the Effective Date and in consideration of the distributions to be made hereunder, except as otherwise expressly provided herein, each holder (as well as any trustees and agents on behalf of each holder) of a Claim or Equity Interest and any affiliate of such holder shall be deemed to have forever waived, released, and discharged the Debtors, to the fullest extent permitted by Bankruptcy Code section 1141, of and from any and all Claims, Equity Interests, rights, and liabilities that arose prior to the Effective Date. Upon the Effective Date, all such persons shall be forever precluded and enjoined, pursuant to Bankruptcy Code section 524, from prosecuting or asserting any such discharged Claim against or terminated Equity Interest in the Debtors.

      12.04. INJUNCTION. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE PLAN, THE CONFIRMATION ORDER OR A SEPARATE ORDER OF THE BANKRUPTCY COURT, ALL PARTIES IN INTEREST, INCLUDING ALL PERSONS AND ENTITIES WHO HAVE HELD, HOLD, OR MAY HOLD CLAIMS AGAINST OR EQUITY INTERESTS IN ANY OR ALL OF THE DEBTORS, ALONG WITH THEIR RESPECTIVE PRESENT OR FORMER EMPLOYEES, AGENTS, OFFICERS, DIRECTORS, MEMBERS, MANAGERS, PARTNERS OR PRINCIPALS, ARE PERMANENTLY ENJOINED, ON AND AFTER THE EFFECTIVE DATE, FROM (i) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND AGAINST THE DEBTORS OR REORGANIZED DEBTORS WITH RESPECT TO ANY SUCH CLAIM OR EQUITY INTEREST, (ii) ENFORCING, ATTACHING, COLLECTING, OR RECOVERING BY ANY MANNER OR MEANS OF ANY JUDGMENT, AWARD, DECREE, OR ORDER AGAINST THE DEBTORS OR REORGANIZED DEBTORS ON ACCOUNT OF ANY SUCH CLAIM OR EQUITY INTEREST, (iii) CREATING, PERFECTING, OR ENFORCING ANY ENCUMBRANCE OF ANY KIND AGAINST THE DEBTORS OR REORGANIZED DEBTORS OR AGAINST THE PROPERTY OR INTERESTS IN PROPERTY OF THE DEBTORS OR REORGANIZED DEBTORS ON ACCOUNT OF ANY SUCH CLAIM OR EQUITY INTEREST, (iv) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND WITH RESPECT TO ANY CLAIMS AND CAUSES OF ACTION WHICH ARE EXTINGUISHED OR RELEASED PURSUANT TO THE PLAN, AND (v) TAKING ANY ACTIONS TO INTERFERE WITH THE IMPLEMENTATION OR CONSUMMATION OF THE PLAN; PROVIDED, HOWEVER, FOREGOING SHALL NOT ENJOIN THE RIGHT TO ENFORCE THE OBLIGATIONS OF ANY PARTY UNDER THE PLAN AND THE CONTRACTS, INSTRUMENTS, RELEASES, AGREEMENTS AND DOCUMENTS DELIVERED UNDER OR IN CONNECTION WITH THE PLAN.

      12.05. Term of Injunctions or Stays. Unless otherwise provided in the Plan, the Confirmation Order, or a separate order of the Bankruptcy Court, all injunctions or stays arising under or entered during the Chapter 11 Cases under Bankruptcy Code section 105 or 362, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the later of the Effective Date and the date indicated in such applicable order.

      12.06. RELEASES.

            (a) RELEASES BY THE DEBTORS. EXCEPT AS OTHERWISE PROVIDED IN THIS PLAN OR THE CONFIRMATION ORDER, AS OF THE EFFECTIVE DATE, THE DEBTORS AND REORGANIZED DEBTORS, IN THEIR INDIVIDUAL CAPACITIES AND AS DEBTORS IN POSSESSION, SHALL BE DEEMED TO FOREVER RELEASE, WAIVE AND DISCHARGE ALL CAUSES OF ACTION (OTHER THAN THE RIGHTS OF THE DEBTORS OR THE REORGANIZED DEBTORS TO ENFORCE THIS PLAN AND THE CONTRACTS, INSTRUMENTS, RELEASES, INDENTURES AND OTHER AGREEMENTS OR DOCUMENTS DELIVERED HEREUNDER) THEN EXISTING OR THEREAFTER ARISING, IN LAW, EQUITY OR OTHERWISE THAT ARE BASED IN WHOLE OR IN PART ON ANY ACT, OMISSION, TRANSACTION, EVENT OR OTHER OCCURRENCE TAKING PLACE ON OR PRIOR TO THE EFFECTIVE DATE IN ANY WAY RELATING TO THE DEBTORS, THE REORGANIZED DEBTORS, THE PARTIES RELEASED PURSUANT TO THIS SECTION 12.06, THE

CHAPTER 11 CASES, THIS PLAN OR THE DISCLOSURE STATEMENT, AND THAT COULD HAVE BEEN ASSERTED BY OR ON BEHALF OF THE DEBTORS OR THEIR ESTATES OR THE REORGANIZED DEBTORS, WHETHER DIRECTLY, INDIRECTLY, DERIVATIVELY OR IN ANY REPRESENTATIVE OR ANY OTHER CAPACITY, AGAINST THE FOLLOWING PERSONS (THE "RELEASED PARTIES"): (i) INDIVIDUALS WHO WERE DIRECTORS, OFFICERS, MANAGERS AND/OR EMPLOYEES OF ANY OF THE DEBTORS AS OF THE PETITION DATE, EXCEPT FOR ANY CLAIM FOR MONEY BORROWED FROM OR OWED TO THE DEBTORS BY ANY SUCH DIRECTORS, OFFICERS OR EMPLOYEES; (ii) EXCEPT AS SET FORTH IN SECTION 12.09 HEREOF, THE DEBTORS' ATTORNEYS, FINANCIAL ADVISORS, INVESTMENT BANKERS AND OTHER PROFESSIONALS ENGAGED BY THE DEBTORS AS OF OR FOLLOWING THE PETITION DATE AND THEIR RESPECTIVE AFFILIATES AND OFFICERS, PARTNERS, DIRECTORS, EMPLOYEES, AGENTS, MEMBERS, SHAREHOLDERS AND ADVISORS;
(iii) LEUCADIA, JPMORGAN CHASE AND THE LENDERS PARTY TO THE CREDIT AGREEMENT FROM TIME TO TIME, AND EACH OF THEIR RESPECTIVE ATTORNEYS, FINANCIAL ADVISORS, INVESTMENT BANKERS AND OTHER PROFESSIONALS AND EACH OF THEIR RESPECTIVE AFFILIATES AND OFFICERS, PARTNERS, DIRECTORS, EMPLOYEES, AGENTS, MEMBERS, SHAREHOLDERS, AND ADVISORS; (iv) THE DISBURSING AGENT; (v) THE INDENTURE TRUSTEE (IN ITS CAPACITY AS SUCH); AND (vi) EXCEPT AS SET FORTH IN SECTION 12.09 HEREOF, THE COMMITTEE, ITS MEMBERS, AND ANY ATTORNEYS, FINANCIAL ADVISORS, INVESTMENT BANKERS AND OTHER PROFESSIONALS RETAINED BY THE COMMITTEE AND EACH OF THEIR RESPECTIVE AFFILIATES AND OFFICERS, PARTNERS, DIRECTORS, EMPLOYEES, AGENTS, MEMBERS, SHAREHOLDERS AND ADVISORS, IN EACH CASE ACTING IN SUCH CAPACITY; PROVIDED, HOWEVER, THE FOREGOING SHALL NOT PRECLUDE THE DEBTORS OR THE REORGANIZED DEBTORS FROM ASSERTING ANY SUCH RELEASED CAUSE OF ACTION DEFENSIVELY IN ANY ACTION COMMENCED OR CLAIM ASSERTED AGAINST THE DEBTORS BY ANY OF THE RELEASED PARTIES.

            (b) RELEASES BY HOLDERS OF CLAIMS AND EQUITY INTERESTS. EXCEPT AS OTHERWISE PROVIDED IN THIS PLAN, THE CONFIRMATION ORDER, THE VERIZON SETTLEMENT AGREEMENT OR THE SBC SETTLEMENT AGREEMENT, AS OF THE EFFECTIVE DATE, (i) EACH HOLDER OF A CLAIM THAT VOTED TO ACCEPT THE PLAN AND (ii) TO THE FULLEST EXTENT PERMISSIBLE UNDER APPLICABLE LAW, AS SUCH LAW MAY BE EXTENDED OR INTERPRETED SUBSEQUENT TO THE EFFECTIVE DATE, ALL HOLDERS OF CLAIMS AND EQUITY INTERESTS, IN CONSIDERATION FOR THE OBLIGATIONS AND/OR AGREEMENTS OF THE DEBTORS, THE REORGANIZED DEBTORS, LEUCADIA AND THE HOLDERS OF THE NEW PROMISSORY NOTES UNDER THIS PLAN, AND ALL CONTRACTS, INSTRUMENTS, RELEASES, AGREEMENTS OR DOCUMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS PLAN, AND EACH ENTITY (OTHER THAN THE DEBTORS) THAT HAS HELD, HOLDS OR MAY HOLD A CLAIM OR EQUITY INTEREST, AS APPLICABLE, WILL BE DEEMED TO HAVE CONSENTED TO THIS PLAN FOR ALL PURPOSES AND THE RESTRUCTURING EMBODIED HEREIN AND DEEMED TO FOREVER RELEASE, WAIVE AND DISCHARGE ALL CLAIMS, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION OR LIABILITIES (OTHER THAN THE RIGHT TO ENFORCE THE OBLIGATIONS OF ANY PARTY UNDER THIS PLAN AND THE CONTRACTS, INSTRUMENTS, RELEASES, AGREEMENTS AND DOCUMENTS DELIVERED UNDER OR IN CONNECTION WITH THIS PLAN), WHETHER LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THEN EXISTING OR THEREAFTER ARISING, IN LAW, EQUITY OR OTHERWISE THAT ARE BASED IN WHOLE OR IN PART ON ANY ACT, FAILURE TO ACT, ERROR, OMISSION, TRANSACTION, OCCURRENCE OR OTHER EVENT ARISING OR TAKING PLACE ON OR PRIOR TO THE EFFECTIVE DATE IN ANY WAY RELATING TO THE DEBTORS, THE CHAPTER 11 CASES, THIS PLAN OR THE DISCLOSURE STATEMENT AGAINST THE RELEASED PARTIES; PROVIDED, HOWEVER, THE FOREGOING SHALL NOT PRECLUDE HOLDERS OF CLAIMS OR EQUITY INTERESTS FROM ASSERTING ANY RELEASED CLAIM, DEMAND, DEBT, RIGHT, CAUSE OF ACTION OR LIABILITY DEFENSIVELY IN ANY ACTION COMMENCED OR CLAIM ASSERTED AGAINST SUCH PARTIES BY ANY OF THE RELEASED PARTIES. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, (x) THE FOREGOING RELEASE PROVISIONS OF THIS SECTION 12.06(b) SHALL NOT APPLY TO CLAIMS HELD BY VERIZON AND SBC, AND (y) THE CLAIMS HELD BY VERIZON AND SBC SHALL BE GOVERNED BY THE TERMS AND

PROVISIONS OF THE VERIZON SETTLEMENT AGREEMENT AND THE SBC SETTLEMENT AGREEMENT, AS APPLICABLE.

            (c) GOVERNMENTAL AND CRIMINAL CARVEOUTS. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, (i) EXCEPT TO THE EXTENT PERMISSIBLE UNDER APPLICABLE LAW, AS SUCH LAW MAY BE EXTENDED OR INTERPRETED SUBSEQUENT TO THE EFFECTIVE DATE, THE RELEASES PROVIDED FOR IN THIS SECTION 12.06 OF THE PLAN SHALL NOT RELEASE ANY NON-DEBTOR ENTITY FROM ANY LIABILITY ARISING UNDER (x) THE INTERNAL REVENUE CODE OR ANY STATE, CITY OR MUNICIPAL TAX CODE, (y) THE ENVIRONMENTAL LAWS OF THE UNITED STATES OR ANY STATE, CITY OR MUNICIPALITY, OR
(z) ANY CRIMINAL LAWS OF THE UNITED STATES OR ANY STATE, CITY OR MUNICIPALITY AND (ii) THE RELEASES PROVIDED FOR IN THIS SECTION 12.06 OF THE PLAN SHALL NOT RELEASE ANY NON-DEBTOR ENTITY FROM ANY LIABILITY TO THE SEC.

      12.07. EXCULPATION. NONE OF THE DEBTORS, THE REORGANIZED DEBTORS, LEUCADIA, JPMORGAN CHASE, THE COMMITTEE, THE MEMBERS OF THE COMMITTEE (IN THEIR CAPACITY AS SUCH), THE INDENTURE TRUSTEE (IN ITS CAPACITY AS SUCH), OR THEIR RESPECTIVE DIRECTORS, OFFICERS, MANAGERS, EMPLOYEES OR PROFESSIONALS (IN THEIR CAPACITY AS SUCH) (COLLECTIVELY, THE "EXCULPATED PARTIES") SHALL HAVE OR INCUR ANY LIABILITY TO ANY HOLDER OF A CLAIM OR EQUITY INTEREST FOR ANY ACT OR OMISSION IN CONNECTION WITH, RELATED TO, OR ARISING OUT OF, THE CHAPTER 11 CASES, THE PURSUIT OF CONFIRMATION OF THE PLAN, THE CONSUMMATION OF THE PLAN, OR THE ADMINISTRATION OF THE PLAN OR THE PROPERTY TO BE DISTRIBUTED UNDER THE PLAN. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 12.07 SHALL (i) BE CONSTRUED TO RELEASE OR EXCULPATE ANY ENTITY FROM FRAUD, GROSS NEGLIGENCE, WILLFUL MISCONDUCT, MALPRACTICE, CRIMINAL CONDUCT, UNAUTHORIZED USE OF CONFIDENTIAL INFORMATION THAT CAUSES DAMAGES, OR ULTRA VIRES ACTS, OR (ii) LIMIT THE LIABILITY OF THE PROFESSIONALS OF THE DEBTORS, THE REORGANIZED DEBTORS, LEUCADIA, JPMORGAN CHASE, THE COMMITTEE, OR THE INDENTURE TRUSTEE TO THEIR RESPECTIVE CLIENTS PURSUANT TO DR 6-102 OF THE CODE OF PROFESSIONAL RESPONSIBILITY.

      12.08. INJUNCTION RELATED TO RELEASES AND EXCULPATION. THE CONFIRMATION ORDER SHALL PERMANENTLY ENJOIN THE COMMENCEMENT OR PROSECUTION BY ANY PERSON OR ENTITY, WHETHER DIRECTLY, DERIVATIVELY OR OTHERWISE, OF ANY CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION OR LIABILITIES RELEASED PURSUANT TO THIS PLAN, INCLUDING BUT NOT LIMITED TO THE CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION AND LIABILITIES RELEASES PURSUANT TO SECTIONS 12.06 AND 12.07 OF THIS PLAN.

      12.09. Avoidance Actions. Notwithstanding anything to the contrary contained in this Plan, from and after the Effective Date, the Reorganized Debtors shall have the right to prosecute any avoidance or equitable subordination or recovery actions under Bankruptcy Code sections 105, 502(d), 510, 542 through 551, and 553 (collectively, "Avoidance Actions") that belong to the Debtors or Debtors in Possession, except Avoidance Actions against (a) persons who were directors, officers, managers and/or employees of any of the Debtors as of the Petition Date, (b) persons that are to receive a New Promissory Note in accordance with Section 5.02 hereof, (c) any of the Verizon Released Parties, as such term is defined in the Verizon Settlement Agreement, and (d) any of the SBC Release Parties, as such term is defined in the SBC Settlement Agreement. In the event that the Reorganized Debtors settle or compromise an Avoidance Action, the Reorganized Debtors shall not be permitted to provide the settling person with a Class 7 Claim in excess of the amount that the Reorganized Debtors recover from such person in connection with such settlement or compromise.

      12.10. Retention of Causes of Action/Reservation of Rights.

            (a) Except as otherwise expressly provided in the Plan, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or the relinquishment of any rights or Causes of Action that the Debtors or the Reorganized Debtors may have or which the Reorganized Debtors may choose to assert under any provision of the Bankruptcy Code or any applicable nonbankruptcy law, including, without limitation, (i) any and all Causes of Action against any person or entity, to the extent such person or entity asserts a crossclaim, counterclaim, and/or Claim for setoff which seeks affirmative relief against the Debtors, the Reorganized Debtors, their officers, directors, or representatives, (ii) the turnover of any property of the Debtors' estates, and (iii) Causes of Action against directors, officers, professionals, agents, financial advisors, underwriters, lenders, or auditors relating to acts or omissions occurring prior to the Petition Date.

            (b) Except as otherwise expressly provided in the Plan, (i) nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any claim, Cause of Action, right of setoff, or other legal or equitable defense which the Debtors had immediately prior to the Petition Date, against or with respect to any Claim left unimpaired by the Plan, and (ii) the Reorganized Debtors shall have, retain, reserve, and be entitled to assert all such claims, Causes of Action, rights of setoff, and other legal or equitable defenses which they had immediately prior to the Petition Date fully as if the Chapter 11 Cases had not been commenced, and all of the Reorganized Debtors' legal and equitable rights respecting any Claim left unimpaired by the Plan may be asserted after the Confirmation Date to the same extent as if the Chapter 11 Cases had not been commenced.

                                  ARTICLE XIII

                   CONDITIONS PRECEDENT TO THE EFFECTIVE DATE

      13.01. Effectiveness. The Plan shall not become effective unless and until the following conditions shall have been satisfied or waived pursuant to Section
13.03 of the Plan:

            (a) The Confirmation Order, in form and substance acceptable to the Debtors, Leucadia National Corporation, and Verizon (to the extent specified in the Verizon Settlement Agreement), confirming and approving the Plan, the Verizon Settlement Agreement and the SBC Settlement Agreement shall have been signed by the judge presiding over the Chapter 11 Cases, and there shall not be a stay or injunction in effect with respect thereto;

            (b) The Reorganized ATX Certificate of Incorporation and the Reorganized ATX By-laws shall be in form and substance reasonably acceptable to the Debtors and Leucadia National Corporation;

            (c) The New Management Restricted Stock and Severance Plans shall be in form and substance reasonably acceptable to the Debtors and Leucadia National Corporation;

            (d) Each person or entity to whom a New Promissory Note is to be issued shall have received the New Promissory Note (executed by the applicable Reorganized Debtors) to be issued to it in exchange for the consideration to be provided by it as described in Exhibit C hereto;

            (e) The Class 7 Cash Amount shall have been funded in full in accordance with Section 6.20 hereof;

            (f) All actions, documents, and agreements necessary to implement the Plan shall have been effected or executed; and

            (g) The Debtors shall have received all authorizations, consents, regulatory approvals, rulings, letters, no-action letters, opinions, or documents that are necessary to implement the Plan and that are required by law, regulation, or order.

      13.02. Failure of Conditions. In the event that one or more of the conditions specified in Section 13.01 of the Plan have not occurred on or before one hundred twenty (120) days after the Confirmation Date or such later date as
(i) may be agreed to by the Debtors and Leucadia National Corporation and disclosed in a filing with the Bankruptcy Court or (ii) set by the Bankruptcy Court for cause shown, (w) the Confirmation Order shall be vacated, (x) no distributions under the Plan shall be made, (y) the Debtors and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred, and (z) the Debtors' obligations with respect to Claims and Equity Interests shall remain unchanged and nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors.

      13.03. Waiver of Conditions. The Debtors, in their sole discretion and to the extent not prohibited by applicable law, may together waive one (1) or more of the conditions precedent to effectiveness of the Plan set forth in Section
13.01 of the Plan; provided, however, that (i) the Debtors may not waive the conditions precedent that provide for other parties' reasonable acceptance without the consent of such parties (which shall not be unreasonably withheld or delayed), (ii) the condition precedent set forth in Section 13.01(e) may only be waived by the Debtors with the consent of the Committee, and (iii) the Debtors may not waive the condition precedent set forth in Section 13.01(a) without the consent of Leucadia National Corporation and Verizon.

                                  ARTICLE XIV

                            RETENTION OF JURISDICTION

      14.01. The Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, Bankruptcy Code sections 105(a) and 1142 and for, among other things, the following purposes:

            (a) To hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases and the allowance of cure amounts and

Claims resulting therefrom;

            (b) To hear and determine any and all adversary proceedings, applications, and contested matters;

            (c) To hear and determine any objection to Administrative Expense Claims or Claims;

            (d) To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

            (e) To issue such orders in aid of execution and consummation of the Plan, to the extent authorized by Bankruptcy Code section 1142;

            (f) To consider any amendments to, or modifications of, the Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

            (g) To hear and determine all applications for compensation and reimbursement of expenses of professionals under Bankruptcy Code sections 330, 331, and 503(b);

            (h) To hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan (including with respect to the payment of fees under Section 15.07 of the Plan);

            (i) To issue injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any person with the consummation, implementation, or enforcement of the Plan, the Confirmation Order, or any other order of the Bankruptcy Court;

            (j) To recover all assets of the Debtors and property of the Debtors' estates, wherever located;

            (k) To hear and determine matters concerning state, local, and federal taxes in accordance with Bankruptcy Code sections 346, 505, and 1146 (including the expedited determination of tax under Bankruptcy Code section 505(b));

            (l) To resolve any Disputed Claims;

            (m) To determine the scope of any discharge of any Debtor under the Plan or the Bankruptcy Code;

            (n) To hear any other matter not inconsistent with the Bankruptcy Code; and

            (o) To enter a final decree closing the Chapter 11 Cases.

                                   ARTICLE XV

                            MISCELLANEOUS PROVISIONS

      15.01. Effectuating Documents and Further Transactions. Each of the Debtors and Reorganized Debtors is authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and any securities issued pursuant to the Plan.

      15.02. Corporate Action. On the Effective Date, all matters provided for under the Plan that would otherwise require approval of the stockholder or directors of one or more of the Debtors or Reorganized Debtors, including, without limitation, (i) the authorization to issue or cause to be issued the New Common Stock, the New Senior Note, the New Promissory Notes, and the Management Restricted Stock, (ii) the effectiveness of the Reorganized ATX Certificate of Incorporation, the Reorganized ATX By-laws, the certificates of incorporation and by-laws of the other Reorganized Debtors, (iii) all restructuring transactions effectuated pursuant to the Plan, (iv) the election or appointment, as the case may be, of directors and officers of Reorganized ATX and the other Reorganized Debtors, (v) the authorization and approval of the Exit Facility, and the New Management Restricted Stock and Severance Plans, and (vi) the qualification of Reorganized ATX or any of the Reorganized Debtors as a foreign corporation wherever the conduct of business by the Company requires such qualification, shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to the applicable general corporation law of the states in which the Debtors and the Reorganized Debtors are incorporated, without any requirement of further action by the stockholders or directors of the Debtors or Reorganized Debtors. On the Effective Date, or as soon thereafter as is practicable, Reorganized ATX and the Reorganized Debtors shall, if required, file their amended certificates of incorporation with the Secretary of State of the state in which each such entity is (or will be) incorporated, in accordance with the applicable general corporation law of each such state.

      15.03. Withholding and Reporting Requirements. In connection with the consummation of the Plan, the Debtors and the Reorganized Debtors, as the case may be, shall comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements.

      15.04. Exemption from Transfer Taxes. Pursuant to Bankruptcy Code section 1146(c), the issuance, transfer, or exchange of notes or equity securities under the Plan, the creation of any mortgage, deed of trust, or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including, without limitation, any merger agreements or agreements of consolidation, deeds, bills of sale, or assignments executed in connection with any of the transactions contemplated under the Plan, shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax. All sale transactions consummated by the Debtors and approved by the Bankruptcy Court on and after the Petition Date through and including the Effective Date, including the transfers effectuated under the Plan, the sale by the Debtors of owned property pursuant to Bankruptcy Code section 363(b), and the assumption, assignment, and sale by the Debtors of unexpired leases of non-residential real property pursuant to Bankruptcy Code section 365(a), shall be deemed to have been made under, in furtherance of, or in connection with the Plan and, thus, shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax.

      15.05. Payment of Statutory Fees. On the Effective Date, and thereafter as may be required, the Debtors shall pay all fees payable pursuant to section 1930 of chapter 123 of title 28 of the United States Code.

      15.06. Post-Effective Date Fees and Expenses. From and after the Effective Date, Reorganized ATX and the Reorganized Debtors shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable fees and expenses of professional persons thereafter incurred by Reorganized ATX and the Reorganized Debtors, including, without limitation, those fees and expenses incurred in connection with the implementation and consummation of the Plan.

      15.07. Dissolution of the Committee. The functions of the Committee shall terminate on the Effective Date, except that the Committee (i) may evaluate, object to if necessary, and appear at the hearing to consider applications for final allowances of compensation and reimbursement of expenses, including applications for compensation or reimbursement under Bankruptcy Code section 503, and support or prosecute any objections to such applications, if appropriate, and (ii) shall continue to exist for the purposes of monitoring the claims resolution process provided for in Section 7.07 of the Plan and shall have the right to seek Bankruptcy Court enforcement of the Reorganized Debtors' obligations set forth in Section 7.07 of the Plan. Reasonable post-Effective Date professional fees of the Committee for the services set forth in the preceding sentence shall be paid pursuant to Section 15.06 of the Plan.

      15.08. Plan Supplement. The Reorganized ATX Certificate of Incorporation, the Reorganized ATX By-laws, the forms of certificates of incorporation and by-laws of each of the other Reorganized Debtors, Schedules 9.01A and 9.01B referred to in Section 9.01 of the Plan, the principal terms of the Exit Facility, the principal terms of the New Senior Note, the principal terms of the New Promissory Notes, the principal terms of the New Management Restricted Stock and Severance Plans, the Management Transition Arrangements, the Verizon Settlement Agreement, the SBC Settlement Agreement and any other appropriate documents shall be contained in the Plan Supplement and filed with the Clerk of the Bankruptcy Court at least ten (10) days prior to the last day upon which holders of Claims may vote to accept or reject the Plan; provided, however, that the Debtors may amend (A) Schedules 9.01A and 9.01B through and including the Confirmation Date and (B) each of the other documents contained in the Plan Supplement, subject to Section 15.09 of the Plan, through and including the Effective Date in a manner consistent with the Plan and Disclosure Statement. Upon its filing with the Bankruptcy Court, the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours.

      15.09. Amendment or Modification of the Plan. Alterations, amendments, or modifications of or to the Plan may be proposed in writing by the Debtors at any time prior to the Confirmation Date, provided that the Plan, as altered, amended, or modified, satisfies the conditions of Bankruptcy Code sections 1122 and 1123, and the Debtors shall have complied with Bankruptcy Code section 1125. The Plan may be altered, amended, or modified at any time after the Confirmation Date and before substantial consummation, provided that the Plan, as altered, amended, or modified, satisfies the requirements of Bankruptcy Code sections 1122 and 1123 and the Bankruptcy Court, after notice and a hearing, confirms the Plan, as altered, amended, or modified, under Bankruptcy Code section 1129 and the circumstances warrant such alterations, amendments, or modifications. A holder of a Claim that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended, or modified, if the proposed alteration, amendment, or modification does not materially and adversely change the treatment of the Claim of such holder. Notwithstanding anything to the contrary contained in the Section 15.09, no alteration, amendment or modification of or to the Plan shall be made in respect of the Class 7 Cash Amount, or the timing and amount of distributions in respect of Class 7, without the Committee's prior consent.

      15.10. Revocation or Withdrawal of the Plan. The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan prior to the Confirmation Date, then the Plan shall be deemed null and void. In such event, nothing contained herein shall constitute or be deemed a waiver or release of any Claims by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors.

      15.11. Severability. If, prior to the entry of the Confirmation Order, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

      15.12. Expedited Tax Determination. The Reorganized Debtors may request an expedited determination of taxes under Bankruptcy Code section 505(b) for all returns filed for, or on behalf of, such Reorganized Debtors for all taxable periods through the Effective Date.

      15.13. Governing Law. Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an exhibit or schedule hereto or in the Plan Supplement provides otherwise, the rights, duties, and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

      15.14. Binding Effect. The Plan shall be binding upon and inure to the benefit of the Debtors, the holders of Claims and Equity Interests, and heir respective successors and assigns, including, without limitation, the Reorganized Debtors.

      15.15. Exhibits/Schedules. All exhibits and schedules to the Plan, including the Plan Supplement, are incorporated into and are a part of the Plan as if set forth in full herein.

      15.16. Notices. All notices, requests, and demands to or upon the Debtors to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

                                    WILLKIE FARR & GALLAGHER LLP
                                    787 Seventh Avenue
                                    New York, New York 10019
                                    Attn: Marc Abrams, Esq.
                                          Paul V. Shalhoub, Esq.
                                    Telephone: (212) 728-8000
                                    Facsimile: (212) 728-8111

                                    and

                                    ATX COMMUNICATIONS, INC.
                                    2100 Renaissance Boulevard
                                    King of Prussia, PA 19406
                                    Attn: Legal Counsel
                                    Telephone: 610-755-4000
                                    Facsimile: 610-755-3315

Dated: New York, New York
       April 13, 2005

                            Respectfully submitted,

                            ATX COMMUNICATIONS, INC.

                            By: /s/ Stephen Marotta
                                -------------------
                            Name: Stephen Marotta
                            Title: Chief Restructuring Officer

                            On behalf of:

                            ATX Communications, Inc.
                            ATX Licensing, Inc.
                            ATX Telecommunications Services of Virginia, LLC CCL Historical, Inc.
                            CoreComm Communications, Inc.
                            CoreComm Illinois, Inc.
                            CoreComm Indiana, Inc.
                            CoreComm Internet Group, Inc.
                            CoreComm Maryland, Inc.
                            CoreComm Massachusetts, Inc.
                            CoreComm Michigan, Inc.
                            CoreComm Missouri, Inc.
                            CoreComm New Jersey, Inc.
                            CoreComm New York, Inc.
                            CoreComm Newco, Inc.
                            CoreComm Ohio, Inc.
                            CoreComm Pennsylvania, Inc.
                            CoreComm Rhode Island, Inc.
                            CoreComm Services LLC
                            CoreComm Vermont, Inc.
                            CoreComm West Virginia, Inc.
                            CoreComm Wisconsin, Inc.
                            CoreComm-ATX, Inc.
                            CoreComm-Voyager, Inc.
                            Cortelyou Communications Corp.
                            Digicom, Inc.
                            FCC Holdco I, Inc.
                            Fiberstream of New York, Inc.
                            Fiberstream, Inc.
                            Horizon Telecommunications, Inc.
                            MegsInet Internet, Inc.
                            Voyager Data Services, Inc.
                            Voyager Information Networks, Inc.

                                LIST OF EXHIBITS

EXHIBIT A      THE DEBTORS AND DEBTORS IN POSSESSION

EXHIBIT B      PRINCIPAL TERMS OF EXIT FACILITY

EXHIBIT C      LIST OF HOLDERS OF NEW PROMISSORY NOTES AND STATED PRINCIPAL
               AMOUNTS

                                    EXHIBIT A

ATX Communications, Inc.
ATX Licensing, Inc.
ATX Telecommunications Services of Virginia, LLC
CCL Historical, Inc.
CoreComm Communications, Inc.
CoreComm Illinois, Inc.
CoreComm Indiana, Inc.
CoreComm Internet Group, Inc.
CoreComm Massachusetts, Inc.
CoreComm Michigan, Inc.
CoreComm Missouri, Inc.
CoreComm New Jersey, Inc.
CoreComm New York, Inc.
CoreComm Newco, Inc.
CoreComm Ohio, Inc.
CoreComm Pennsylvania, Inc.
CoreComm Rhode Island, Inc.
CoreComm Services LLC
CoreComm Vermont, Inc.
CoreComm West Virginia, Inc.
CoreComm Wisconsin, Inc.
CoreComm-ATX, Inc.
CoreComm-Voyager, Inc.
Cortelyou Communications Corp.
Digicom, Inc.
FCC Holdco I, Inc.
Fiberstream of New York, Inc.
Fiberstream, Inc.
Horizon Telecommunications, Inc.
MegsInet Internet, Inc.
Voyager Data Services, Inc.
Voyager Information Networks, Inc.
CoreComm Maryland, Inc

                                    EXHIBIT B

                        PRINCIPAL TERMS OF EXIT FACILITY

      Subject to revision and modification prior to the Effective Date, it is expected that the Exit Facility will contain terms no less favorable to the Reorganized Debtors than the following terms and conditions:

Credit Facility:                           A senior secured term loan facility of $55 million

Borrower:                                  Reorganized ATX

Guarantors:                                All Subsidiaries

Initial Lender:                            LUK CLEC LLC

Term:                                      5 years ($5 million to be repaid no sooner than 90 days after the
                                           Effective Date)

Interest Rate:                             10%

Fees:                                      None

Security:                                  Lien on and security interest in substantially all of the Reorganized
                                           Debtors' assets, subject only to (i) any lien and security interest that has been or may be granted to Verizon or SBC pursuant to the terms of the
                                           Verizon Adequate Assurance Stipulation, the Verizon Settlement Agreement,
                                           the SBC Adequate Assurance Stipulation, or the SBC Settlement Agreement;
                                           (ii) any lien or security interest securing an Allowed Other Secured Claim that has been that has been unimpaired by the Plan; and (iii) any other liens to which Leucadia National Corporation consents.

Initial Conditions Precedent:              Confirmation and Consummation of Plan and execution of documents.

Representations and Warranties:            Customary for transactions of this type.

Covenants                                  Customary for transactions of this type.

Events of Default:                         Customary for transactions of this type.

                                EXHIBIT C TO PLAN

                                ATX NOTE FUNDING

DRAFT

         PARTY             11/30/04      FUNDING       NOTES TO       COMMENT**
         -----             HOLDBACK       AMOUNT        BE HELD       ---------
                           --------      -------       ---------
Chanin Capital Partners    $175,000      $175,000       $175,000      The 20% "holdback" amount through November 30, 2004 in respect
("Chanin")                                                            of Chanin's Fee Claim aggregated $175,000. Chanin has agreed to receive a New Promissory Note in the original principal amount of $175,000 in satisfaction of such holdback, to the extent allowed.

Ernst & Young ("E&Y")      $176,000      $176,000             $0      The 20% "holdback" amount through November 30, 2004 in respect of E&Y's Fee Claim aggregated $176,000. E&Y has agreed to
                                                                      waive this amount and will not receive a New Promissory Note.

Peter J. Solomon &          $80,000       $80,000        $80,000      The 20% "holdback" amount through November 30, 2004 in respect
Company ("PJSC")                                                      of PJSC's Fee Claim aggregated $80,000. PJSC has agreed to receive a New Promissory Note in the original principal amount of $80,000 in satisfaction of such holdback, to the extent allowed.

Swidler Berlin Sherriff    $145,000      $100,000       $100,000      The 20% "holdback" amount through November 30, 2004 in respect
and Friedman ("Swidler")                                              of Swidler's Fee Claim aggregated $145,000. Swidler has agreed to waive $45,000 of such holdback and receive a New Promissory
                                                                      Note in the original principal amount of $100,000 in
                                                                      satisfaction of the balance of the holdback, to the extent allowed.

Willkie Farr &             $554,000      $504,000       $504,000      The 20% "holdback" amount through November 30, 2004 in respect
Gallagher LLP                                                         of Willkie's Fee Claim aggregated $554,000. Willkie has agreed
("Willkie")                                                           to waive $50,000 of such holdback and receive a New Promissory
                                                                      Note in the original principal amount of $504,000 in
                                                                      satisfaction of the balance of the holdback, to the extent allowed.

Stutman, Treister &             N/A      $125,000       $125,000      Stutman is not a holder of a Fee Claim. Stutman has agreed to
Glatt ("Stutman")                                                     receive a New Promissory Note in the original principal amount of $125,000 in satisfaction of an equivalent amount of the fees and expenses required to be paid to it by the Debtors, in accordance with the Bankruptcy Court order approving the
                                                                      Debtors' postpetition finance facility.

Marotta, Gund, Budd and         N/A      $300,000       $300,000     MGBD is not a holder of a Fee Claim. MGBD has agreed to
Dzera ("MGBD")                                                       receive a New Promissory Note in the original principal amount of $300,000 in satisfaction of an equivalent amount of the fees and expenses required to be paid to it by the Debtors, in accordance with MGBD's engagement agreement with the Debtors.

Directors                       N/A      $400,000       $400,000     The members of the ATX Board of Directors have agreed to fund
                                                                     $400,000 in cash toward the amounts needed to fund the cash distributions to holders of Allowed Class 7 Claims, and will receive New Promissory Notes in the original principal amount of $400,000.

Additional Remaining            N/A      $140,000       $316,000     $140,000 represents the remaining amount of the $2 million of
Amount                                                               liquidity that was needed to fund the cash distributions to holders of Allowed Class 7 Claims. $316,000 represents the remaining amount of the $2 million of New Promissory Notes that have not been allocated to the listed parties as
                                                                     described above. To the extent any of the parties above elect not to fund their pro rata share of the remaining funding
                                                                     amount, certain members of the ATX Board of Directors have agreed to fund all of the remaining funding amount and receive the remaining New Promissory Notes.

                              TOTAL    $2,000,000     $2,000,000

** The original principal amount of the New Promissory Notes to be issued to holders of Fee Claims may be adjusted downward, as provided in Section 7 of the form of New Promissory Note, to the extent (if any) the Bankruptcy Court disallows or reduces the portion of the Fee Claim being satisfied by the issuance of the New Promissory Notes.